[GRAPHIC MISSING]
                                     GALYANS
                                SPORTS & OUTDOOR

                               ONE GALYANS PARKWAY
                            PLAINFIELD, INDIANA 46168


Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Galyan's Trading Company, Inc., which will be held at the Company's headquarters at One Galyans Parkway, Plainfield, Indiana 46168 on Friday, May 21, 2004 at 9:00 a.m., local time.

         At the Annual Meeting, holders of common stock will vote upon the election of twelve directors, the approval of grants of equity awards to our Chief Executive Officer, and an amendment to our stock option plan. The attached proxy statement contains information about these and other matters pertaining to the Annual Meeting.

         Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by completing, executing and returning the enclosed proxy card.

         I hope you will be able to attend the Annual Meeting and look forward to seeing you on May 21, 2004.

                              /S/ EDWIN J. HOLMAN
                              Edwin J. Holman
                              CHIEF EXECUTIVE OFFICER

April 30, 2004

                                             GALYAN'S TRADING COMPANY, INC.
                                                   ONE GALYANS PARKWAY
                                                PLAINFIELD, INDIANA 46168

                                        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                                 TO BE HELD MAY 21, 2004

         Galyan's Trading Company, Inc. will hold its Annual Meeting of Shareholders on Friday, May 21, 2004 at One Galyans Parkway, Plainfield, Indiana 46168 at 9:00 a.m., local time, for the following purposes:

         1. To elect twelve directors;

         2. To consider approval of a stock option grant to our Chief Executive Officer;

         3. To consider approval of a restricted stock grant to our Chief Executive Officer;

         4. To consider approval of amendments to our stock option plan; and

         5. To transact such other business as may properly come before the meeting.

         Only shareholders who owned stock at the close of business on March 29, 2004 can vote at this meeting or any adjournments that may take place. Even though you may plan to attend the meeting, we ask that you vote your shares by signing and dating the enclosed proxy card, and returning it without delay in the enclosed postage-paid envelope. If you attend the meeting, you may withdraw your proxy and vote in person.

         Please vote your shares promptly so that your shares may be present at the meeting.

By Order of the Board of Directors,

                         /S/ C. DAVID ZOBA
                         C. David Zoba
                         EXECUTIVE VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY


April 30, 2004

                         GALYAN'S TRADING COMPANY, INC.
                               ONE GALYANS PARKWAY
                            PLAINFIELD, INDIANA 46168

                                 PROXY STATEMENT

GENERAL
         We are sending you this proxy statement as part of a solicitation by the Board of Directors (the "Board") of Galyan's Trading Company, Inc. ("Galyan's") for use at our 2004 Annual Meeting of Shareholders. We will hold the meeting on Friday, May 21, 2004 at One Galyans Parkway, Plainfield, Indiana 46168, starting at 9:00 a.m., local time.

         We will mail this proxy statement and accompanying proxy card on or about April 30, 2004 to all of our shareholders entitled to vote at the meeting. Unless the context otherwise requires, the terms "us," "we," "our" and "Company" refer to Galyan's and its subsidiaries.

                QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
                                AND THE MEETING

Q:       WHY AM I RECEIVING THESE MATERIALS?

A: The Board is providing these proxy materials to you in connection with the Annual Meeting of Shareholders, which will take place on May 21, 2004. As the owner of shares on the Record Date for the meeting (as defined below), you are invited to attend the meeting and are entitled to and requested to vote on the matters described in this proxy statement.

Q:       WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: This proxy statement includes information on the nominees for election for director, a proposal to approve a stock option agreement with our Chief Executive Officer, a proposal to approve a restricted stock grant to our Chief Executive Officer and a proposal to approve amendments to our stock option plan. The proxy statement also includes information on the voting process and requirements, the compensation of directors and some of our executive officers, and certain other required information.

Q:       WHO CAN ATTEND THE MEETING?

A: All holders of shares of our common stock outstanding as of the close of business on March 29, 2004 (the "Record Date") may attend.

Q:       WHAT CAN I VOTE ON AT THE MEETING?

A:       There are four matters scheduled to be voted on at the meeting:

         (1) The election of twelve directors to our Board, each of whom will serve a one-year term and until their successors are elected and qualified;

         (2) The approval of a grant, made outside of our stock option plan, to our Chief Executive Officer of 100,000 options to acquire our common stock;

         (3) The approval of a grant of 50,000 restricted shares of common stock; and

         (4) The approval of amendments to our stock option plan which authorize, in addition to the issuance of options, the issuance of restricted stock and other awards to our employees.

Q:       HOW DOES THE BOARD RECOMMEND THAT I VOTE ON THESE MATTERS?

A: Our Board recommends that you vote your shares FOR each of the four matters scheduled to be voted on at the meeting.

Q:       WHAT CLASSES OF SHARES ARE ENTITLED TO BE VOTED?

A: Each share of our common stock outstanding on the Record Date is entitled to vote on all items being voted on at the meeting. On the Record Date, we had 17,362,368 shares of common stock outstanding.

Q:       WHAT SHARES CAN I VOTE?

A: You can vote all the shares that you owned on the Record Date. These shares include: (1) shares held directly in your name as the shareholder of record, (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee and (3) for current or former Galyan's employees, shares attributed to your account in the Galyan's Trading Company Savings and Retirement Plan (the "Savings Plan"). If you are an employee of Galyan's who has purchased shares under the Galyan's Employee Stock Purchase Plan ("ESPP"), and you hold those shares in the brokerage account established under the ESPP, those shares are held for you as beneficial owner through the administrator of the ESPP.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially. (For information for holders of shares attributed to a Savings Plan account, see "How do I provide voting instructions for shares in my Savings Plan account?" below.)

         SHAREHOLDER OF RECORD
         If your shares are registered in your name with our transfer agent, U.S. Stock Transfer Corporation, you are considered a shareholder of record with respect to those shares, and you are receiving these proxy materials directly from us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

         BENEFICIAL OWNER
         If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in "street name"), you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker, bank or nominee as the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. As indicated above, if you are an employee of Galyan's who has purchased shares under the

         Galyan's ESPP, you are considered the beneficial owner of the shares in the brokerage account established under the ESPP.

Q:       HOW DO I VOTE?

A: For holders of record and beneficial owners, there are two ways that you can vote:

         (1) You can sign and date each proxy card that you receive and return it in the prepaid envelope that comes with the proxy card.

         (2) If you are a shareholder of record, you can vote in person at the meeting. If you are the beneficial owner, and not the shareholder of record, and you wish to vote your shares in person at the meeting, you must notify your broker, bank or other nominee and obtain a signed proxy from the shareholder of record giving you the right to vote the shares.

Q:       HOW DO I PROVIDE VOTING INSTRUCTIONS FOR SHARES IN MY SAVINGS PLAN
         ACCOUNT?

A: If you have shares attributed to your account in the Savings Plan, you have the right to direct the plan trustee how to vote the shares attributed to your account. The plan trustee has enclosed or provided a voting instruction card (which looks similar to the proxy card) for you to use in directing the trustee how to vote the shares in your account. You can sign and date the voting instruction card that you receive and return it in the prepaid envelope that comes with the voting instruction card. The deadline, or cut-off date, for providing voting instructions to the plan trustee is 11:59 p.m. Eastern Time, May 18, 2004. If your instructions are not received by that date, the trustee will not vote the shares attributed to your account.

Q:       CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

A: Yes. You can revoke your proxy. To do this, you must do one of the following before the votes are cast at the meeting: (1) deliver a written notice of your revocation to our Corporate Secretary at our principal executive office, One Galyans Parkway, Plainfield, Indiana 46168, and (2) execute and deliver a later dated proxy. Alternatively, you can attend the meeting and vote in person.

Q:       WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It means that you hold shares registered in more than one account (including shares attributed to your Savings Plan account). Sign and return each proxy card that you get to ensure that all of your shares are voted.

Q:       WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A: For a "quorum" to exist at the meeting, shareholders holding a majority of the votes entitled to be cast by the shareholders entitled to vote generally must be present in person or represented by proxy at the meeting. There must be a quorum for any action to be taken at the meeting (other than adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as "broker non-votes," those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

Q:       HOW CAN I VOTE?

A: In the election of directors, you may vote FOR all of the nominees, or your vote may be WITHHELD with respect to one or more of the nominees. For the other matters, you may vote FOR or AGAINST the matter, or you may indicate that you wish to ABSTAIN from voting on the matter.

Q:       HOW WILL THE VOTES BE COUNTED?

A: Your shares of common stock will be voted according to your directions on the proxy card, or broker voting instruction card. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our Board (FOR all director nominees named in the proxy statement, FOR the approval of the option grant to our Chief Executive Officer, FOR the approval of the restricted stock grant to our Chief Executive Officer, and FOR the amendments to our stock option plan). If you ABSTAIN on a particular matter, your shares will not be counted in the vote with respect to that matter.

Q:       WHO WILL COUNT THE VOTES?

A: We have appointed three individuals to serve as inspectors of election for the meeting. The election inspectors will determine the presence of a quorum, tabulate votes, certify the results of the election and take such other actions as may be necessary or appropriate to conduct the election.

Q:       HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: We do not currently expect any matters to be presented for a vote at the meeting, other than the three matters described in the proxy statement. If you grant a proxy, the officers named as proxy holders,
         C. David Zoba and Edward S. Wozniak, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the person named as the proxy holder will vote your proxy for another candidate or other candidates nominated by our Board.

Q:       MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING?

A: Yes. For your proposal to be considered for inclusion in our proxy statement for next year's meeting, we must receive your written proposal no later than December 31, 2004. If we change the date of next year's meeting by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. You should also be aware that your proposal must comply with Securities and Exchange Commission regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials. Similarly, in order for you to raise a proposal (including a director nomination) from the floor during next year's meeting, we must receive a written notice of the proposal no later than February 20, 2005 and it must contain the additional information required by our bylaws. If we change the date of next year's meeting by more than 30 days before, or more than 70 days after, the date contemplated at this year's meeting, then we must receive your written proposal at least 90 days before the date of next year's meeting in order for the proposal to be timely. You may obtain a complete copy of our bylaws by submitting a written request to our Corporate Secretary at our principal executive office, One Galyans Parkway, Plainfield, Indiana 46168.

Q:       HOW CAN I COMMUNICATE WITH THE BOARD OF DIRECTORS?

A: Shareholders or other interested parties can contact any non-management director of the Board by writing to them c/o Corporate Secretary, Galyan's Trading Company, Inc., One Galyans Parkway, Plainfield, Indiana 46168. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Q:       WHO IS PAYING FOR THIS PROXY SOLICITATION?

A: We will pay the cost of soliciting the proxies. In addition, officers, directors and regular employees, who will not be paid any additional compensation for such activities, may make the solicitation of proxies or votes in person, by telephone or by electronic communication. We will send copies of the solicitation material to brokers, fiduciaries and custodians who will forward the material to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners.

                 BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

         The following contains information regarding the beneficial ownership of our common stock as of March 15, 2004 (unless otherwise noted) for:
         o each person known by us to beneficially own more than five percent of our common stock;
         o each director and nominee for director;
         o each of the executive officers named in the Summary Compensation Table on page 25 of this proxy statement; and
         o all current directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 15, 2004 (i.e., May 14, 2004) are deemed outstanding, while these shares are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes below, and except as may be provided under applicable marital property laws, we believe, based on information furnished to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares beneficially owned.

         The percentages of common stock beneficially owned are based on 17,362,368 shares of common stock outstanding as of March 15, 2004.

                                                                                 SHARES OF               PERCENTAGE OF
         NAME AND ADDRESS OF                                                     COMMON STOCK            COMMON STOCK
         BENEFICIAL OWNER                                                        BENEFICIALLY OWNED      BENEFICIALLY OWNED
         ------------------------------------------------------------------------------------------------------------------
         5% SHAREHOLDERS:
         FS Equity Partners IV, L.P. ..........................................  5,694,500   (1)(2)            32.8%
         Limited Brands, Inc. .................................................  5,250,500   (2)(3)            28.1
         Heartland Advisors, Inc. .............................................    907,700   (4)                5.2
         Dimensional Fund Advisors Inc. .......................................    904,216   (5)                5.2
         DIRECTORS AND EXECUTIVE OFFICERS:
         Edwin J. Holman ......................................................    102,000   (6)                  *
         C. David Zoba ........................................................    118,406   (7)                  *
         Edward S. Wozniak ....................................................     65,057   (8)                  *
         Robert B. Mang (9) ...................................................    291,000   (10)               1.7%
         Charles F. Nelson (11) ...............................................     62,248   (12)                 *
         Norman S. Matthews ...................................................    185,000   (13)               1.1
         Byron E. Allumbaugh ..................................................     18,334   (14)                 *
         Frank J. Belatti .....................................................      8,334   (15)                 *
         Stuart B. Burgdoerfer ................................................         --                       --
         Timothy J. Faber .....................................................         --                       --
         Michael Goldstein ....................................................         --                       --
         Todd W. Halloran ..................................................... 5,694,500    (2)(16)           32.8
         George R. Mrkonic, Jr. ...............................................     18,334   (17)                 *
         John M. Roth ......................................................... 5,694,500    (2)(16)           32.8
         Ronald P. Spogli ..................................................... 5,694,500    (2)(16)           32.8
         Peter Starrett .......................................................    190,000   (18)               1.1
         Directors and executive officers as a group (22 persons) .............  6,858,064   (19)              35.3
         * REPRESENTS BENEFICIAL OWNERSHIP OF LESS THAN 1%.

(1) Based on the information in a Schedule 13D filed October 9, 2001, as amended through August 18, 2003. This shareholder indicates that shares are held of record by FS Equity Partners IV, L.P., a Delaware limited partnership ("FS Equity IV"). FS Capital Partners LLC, a Delaware limited liability company, is the general partner of FS Equity IV and has the power to vote and dispose of the shares held of record by FS Equity IV. The address for this shareholder is 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025.

(2) This shareholder also indicates in a Schedule 13D filed October 9, 2001, as amended through August 18, 2003, that, as a result of the stockholders agreement among FS Equity IV, Limited Brands, Inc. (formerly known as The Limited, Inc. and hereafter, "Limited Brands"), G Trademark, Inc. (a wholly owned subsidiary of Limited Brands, "G Trademark"), and Galyan's Trading Company, Inc., which agreement includes a provision whereby FS Equity IV L.P., Limited Brands and G Trademark agree to vote all their shares in the election of certain directors, FS Equity IV L.P., FS Capital Partners LLC, Limited Brands and G Trademark may be deemed to be a "group" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In the aggregate, as of August 18, 2003, such persons reported shared voting power with respect to 10,945,000 shares, which represents beneficial ownership of 60.9% of the shares outstanding as of March 15, 2004, of which 9,595,000 shares are currently outstanding (which represents 55.3% of the shares outstanding as of March 15, 2004) and 1,350,000 are represented by a currently exercisable warrant held by Limited Brands that had an exercise price of $44.82 per share as of January 31, 2004.
(3) Based on the information in a Schedule 13D filed October 9, 2001, as amended through August 18, 2003. This shareholder indicates that shares owned by Limited Brands include 550,500 shares held of record by Limited Brands, 1,350,000 shares subject to a warrant issued to Limited Brands that is currently exercisable (with an exercise price of $44.82 as of January 31, 2004) and 3,350,000 shares held of record by G Trademark. The address for Limited Brands and G Trademark is Three Limited Parkway, Columbus, Ohio 43230.
(4) Based on the information in a Schedule 13G filed February 12, 2004. This shareholder and its Chief Executive Officer, William J. Nasgovitz, indicate that shares reported by them include 907,700 shares owned by advisory clients of Heartland Advisors, Inc., 862,700, or approximately five percent of Galyan's outstanding common stock as reported on the Form 10-Q filed by Galyan's on December 15, 2003, are held by The Heartland Value Fund, and, to the knowledge of Heartland Advisors, Inc., no other client of a reporting person owns more than five percent of Galyan's common stock. Heartland Advisors, Inc. disclaims beneficial ownership of all such securities.
(5) Based on the information in a Schedule 13G filed February 6, 2004. This shareholder indicates that shares reported by Dimensional Fund Advisors Inc. include 904,216 shares owned by investment companies, trusts and separate accounts for which Dimensional Fund Advisors Inc. provides investment advice, and no one investment company, trust or separate account, to the knowledge of Dimensional Fund Advisors Inc., owns more than five percent of Galyan's common stock. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such securities.
(6) Includes 100,000 restricted shares subject to a restricted stock agreement dated September 3, 2003.
(7) Includes 80,333 shares subject to options exercisable on or before May 14, 2004.
(8) Includes 47,333 shares subject to options exercisable on or before May 14, 2004, 15,500 shares owned by a family trust with respect to which Mr. Wozniak has indirect beneficial ownership and 2,224 shares purchased under our employee stock purchase plan.
(9) Mr. Mang is one of our named executive officers for fiscal 2003 because he served as our Chief Executive Officer during fiscal 2003 (and until he resigned from that position on March 1, 2004). Mr. Mang currently serves as a director of the Company, but has agreed to resign as a director on or before May 14, 2004. He is also currently employed by the Company in an advisory (non-officer) capacity, and this employment arrangement is expected to terminate on or before May 31, 2004.
(10) Includes 191,000 shares subject to options exercisable on or before May 14, 2004 and 100,000 shares owned by a family trust with respect to which Mr. Mang has indirect beneficial ownership. Does not include 109,000 options held by Mr. Mang that will become exercisable on May 31, 2004, pursuant to his Resignation and General Release Agreement with the Company.
(11) Mr. Nelson was Senior Vice President, Minister of Culture, and retired effective January 31, 2004.
(12) Includes 37,000 shares subject to options exercisable on or before May 14, 2004.
(13) Includes 125,000 shares subject to options exercisable on or before May 14, 2004.
(14) Includes 8,334 shares subject to options exercisable on or before May 14, 2004 and 10,000 shares held by a family trust with respect to which Mr. Allumbaugh has indirect beneficial ownership.
(15) All 8,334 shares are subject to options exercisable on or before May 14, 2004.
(16) Mr. Spogli is the President and a Managing Member of FS Capital Partners LLC. Mr. Halloran and Mr. Roth are Vice Presidents and Managing Members of FS Capital Partners LLC. Accordingly, Messrs. Spogli, Halloran and Roth may be deemed to be beneficial owners of the shares of common stock held of record by FS Equity IV L.P.. Each of these persons disclaims beneficial ownership in the shares except to the extent of his pecuniary interest in them.
(17) Includes 8,334 shares subject to options exercisable on or before May 14, 2004.
(18) Includes 120,000 shares subject to options exercisable on or before May 14, 2004.
(19) Includes 765,567 shares subject to options exercisable on or before May 14, 2004 which are owned by individual directors and executive officers. Also includes 5,694,500 shares held by FS Equity IV, the ownership of which could be attributed to Messrs. Spogli, Halloran and Roth. Each of these individuals disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them. Excludes Mr. Nelson and the 62,348 shares held by Mr. Nelson, who retired effective January 31, 2004.


                               BOARD OF DIRECTORS

MEETINGS AND COMMITTEES

         The Board of Directors has determined that Galyan's is a "controlled company," as defined in Rule 4350(c)(5) of the listing standards of the National Association of Securities Dealers, Inc. ("NASD"), based on the beneficial ownership of FS Equity Partners IV, L.P. (hereafter, "Freeman Spogli") and Limited Brands, Inc. (and its subsidiary, G Trademark Inc.) of approximately 55.3% of the common stock outstanding as of March 15, 2004, and the shareholders agreement among Freeman Spogli, Limited Brands, G Trademark and the Company (described below under the heading "Information Regarding Certain Directorships and Voting Arrangements") requiring the parties to vote their shares in the election of specified nominees to our Board of Directors. Accordingly, Galyan's is exempt from certain requirements of the NASD listing standards, including the requirement to maintain a majority of independent directors of Galyan's Board of Directors and the requirements regarding the determination of compensation of executive directors, the nomination of directors by independent directors and the composition of our Compensation Committee or our Nominating and Governance Committee.

         The Board of Directors met four (4) times during fiscal 2003, which period began on February 2, 2003 and ended on January 31, 2004. In addition to meetings of the full Board, directors also attended meetings of Board committees. During fiscal 2003, the Board had standing audit, compensation, nominating and governance, executive and real estate committees. During fiscal 2003, all of the directors attended at least 75% of the meetings of the Board and those committees on which he or she served during his or her tenure on the Board, except for Frank J. Belatti, who attended 75% of Board meetings but only 67% of all meetings of the Board and the committees on which he served. The Board acted by unanimous written consent on five (5) occasions during fiscal 2003. Galyan's does not have a formal policy with respect to attendance of directors at annual shareholder meetings, but the Nominating and Governance Committee will undertake to consider such a policy during fiscal 2004. One director attended last year's annual shareholders meeting.

                       CURRENT BOARD COMMITTEE MEMBERSHIP

                                                                                            NOMINATING AND
                              AUDIT              COMPENSATION           EXECUTIVE             GOVERNANCE            REAL ESTATE
         NAME                COMMITTEE             COMMITTEE             COMMITTEE             COMMITTEE             COMMITTEE
         ---------------------------------------------------------------------------------------------------------------------
Byron E. Allumbaugh ........     M                                                                 C
------------------------------------------------------------------------------------------------------------------------------
Frank J. Belatti ...........                           M
------------------------------------------------------------------------------------------------------------------------------
Stuart B. Burgdoerfer ......                                                                       M
------------------------------------------------------------------------------------------------------------------------------
Timothy J. Faber ...........                           M
------------------------------------------------------------------------------------------------------------------------------
Michael Goldstein ..........     C
------------------------------------------------------------------------------------------------------------------------------
Edwin J. Holman ............                                                 M                                           M
------------------------------------------------------------------------------------------------------------------------------
Norman S. Matthews .........                           C                     C                                           C
------------------------------------------------------------------------------------------------------------------------------
George R. Mrkonic, Jr. .....     M
------------------------------------------------------------------------------------------------------------------------------
John M. Roth ...............                           M                     M
------------------------------------------------------------------------------------------------------------------------------
Ronald P. Spogli ...........                                                                       M
------------------------------------------------------------------------------------------------------------------------------
Peter Starrett .............                           M                     M                                           M


M - Member
C - Chair (for committees that have a designated chairperson)

AUDIT COMMITTEE
         Our Audit Committee currently consists of three independent directors. The Board of Directors has adopted a revised Audit Committee charter that complies with Rule 4350(d)(1) of the NASD listing standards, and a copy of the revised charter is attached as APPENDIX A. Our Audit Committee has the responsibility and authority set forth in Rule 4350(d)(3) of the NASD listing standards under the revised charter. Among other things, our Audit Committee appoints the independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, approves professional services to be provided by the independent public accountants, reviews and evaluates our audit and control functions, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our Board of Directors has determined that it has at least one "audit committee financial expert" serving on the Audit Committee, Michael Goldstein, and that Mr. Goldstein is an "independent director" as defined in the NASD listing standards. Our Audit Committee met on seventeen (17) occasions during fiscal 2003.

COMPENSATION COMMITTEE
         Our Compensation Committee makes all recommendations to the Board regarding our equity compensation plans and salaries and incentive compensation for our executive officers. Our Compensation Committee met on two (2) occasions during fiscal 2003.

EXECUTIVE COMMITTEE
         Our Executive Committee makes decisions regarding the selection of new store sites and other store related real estate matters at any time, in the judgment of the members of our Real Estate Committee, it is necessary or appropriate to make a decision based on recommendations of our Real Estate Committee prior to the next scheduled meeting of the Board. Our Executive Committee met on one (1) occasion during fiscal 2003. Effective March 1, 2004, Mr. Holman became a member of this committee and Mr. Mang resigned from the committee.

REAL ESTATE COMMITTEE
         Our Real Estate Committee reviews the proposals and analysis prepared by our management team, including Mr. Holman and Mr. Zoba, and makes recommendations to the Board or our Executive Committee, as appropriate under the circumstances, for the selection of new store sites and other store related real estate matters. Our Real Estate Committee met on nine (9) occasions during fiscal 2003. Effective March 1, 2004, Mr. Holman became a member of this committee and Mr. Mang resigned from the committee.

NOMINATING AND GOVERNANCE COMMITTEE
         Our Nominating and Governance Committee identifies individuals qualified to become Board members, and recommends that the Board nominate such individuals for election to the Board at the next annual meeting of shareholders. This committee also develops and reviews Galyan's corporate governance guidelines and makes recommendations to the Board relating to the guidelines. The committee believes that candidates for director should meet certain minimum qualifications, including (1) being of the highest ethical character and sharing the values of Galyan's as reflected in our Ethics Policy,
(2) having reputations, both personal and professional, consistent with the image and reputation of Galyan's, (3) being highly accomplished in their respective field, with superior credentials and recognition and (4) having relevant expertise and experience. The committee retains the right to modify these minimum qualifications from time to time. Shareholders may provide the committee information on director candidates for consideration by this committee by writing a letter to our Corporate Secretary at our principal executive office, One Galyans Parkway, Plainfield, Indiana 46168 containing the following information: the prospective candidate's name, qualifications, age, relevant experience, and such director candidate's consent to serve as a director. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder and clearly state that the intended recipients are all members of the Nominating and Governance Committee. All such communications received by the Corporate Secretary will be delivered to the members of the Nominating and Governance Committee. A current copy of the Galyan's Nominating and Governance Committee Charter is available on our website at WWW.GALYANS.COM in the Investors section, and is also attached as APPENDIX B.

CODE OF ETHICS
         Galyan's has a code of ethics, the Ethics Policy, which applies to all employees, officers (including executive officers) and directors. The Ethics Policy is posted on our website at WWW.GALYANS.COM in the Investors section, and is attached as APPENDIX C.

DIRECTOR COMPENSATION ARRANGEMENTS

         Each of our directors is eligible for reimbursement for reasonable travel expenses incurred in attending meetings.

         Michael Goldstein joined the Board in May 2003 and is the Chair of our Audit Committee. Mr. Goldstein receives an annual cash retainer of $25,000 and Byron E. Allumbaugh, Frank J. Belatti, and George R. Mrkonic, Jr. each receives an annual cash retainer of $20,000. Each of these directors also receives a fee for each Board meeting attended of $2,500

($1,250 for attending by phone), and a fee for each committee meeting not otherwise held on a day of a Board meeting of $1,000 ($500 for attending by phone). In addition, Messrs. Allumbaugh, Belatti and Mrkonic, Jr., upon joining the Board in September 2001, each received a grant of 10,000 options. Mr. Goldstein, upon joining the Board in May 2003, also received a grant of 10,000 options. Each of these directors will receive an annual grant of 5,000 options, with the same vesting conditions. Norman S. Matthews joined the Board in 1999 and is Chairman of the Board, and the Chairman of the Compensation, Executive and Real Estate Committees. Mr. Matthews receives an annual cash retainer of $100,000 and no separate fees for meeting attendance. Mr. Matthews receives an annual grant of 15,000 options, and Galyan's made the first such grant in May 2002. All options granted to members of our Board of Directors have a maximum term of seven years and vest in equal installments over a three-year period so long as he continues to serve as a director.

         In addition, we had consulting arrangements with Mr. Matthews and Mr. Starrett during the last fiscal year. The consulting arrangement with Mr. Matthews terminated in May 2003. See "Compensation Committee Interlocks and Insider Participation" below for a description of these arrangements.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

BOARD OF DIRECTORS

         At the Annual Meeting, we will elect twelve (12) directors. The nominees proposed for election by the Board of Directors are Edwin J. Holman, Norman S. Matthews, Byron E. Allumbaugh, Frank J. Belatti, Stuart B. Burgdoerfer, Timothy J. Faber, Michael Goldstein, Todd W. Halloran, George R. Mrkonic, Jr., John M. Roth, Ronald P. Spogli and Peter Starrett. Robert Mang, who currently is a member of the Board, has agreed to resign from the Board on or before May 14, 2004, and will not stand for re-election. Each director will serve until the annual meeting of shareholders in 2005 or until his or her successor is elected and qualified. Each nominee has indicated his or her willingness to serve if elected, but if any nominee should become unable to serve, we will vote the proxies solicited hereby for the election of such other person as our directors shall select.

INFORMATION ABOUT OUR NOMINEES AND CONTINUING DIRECTORS

         EDWIN J. HOLMAN, 57, has served as our Chief Executive Officer since March 2004 and as a director since September 2003, when he joined the Company as President and Chief Operating Officer. Mr. Holman served as President and Chief Operating Officer of Bloomingdale's, Inc., a subsidiary of Federated, Inc., from July 2000 until August 2003. From January 1999 until July 2000, Mr. Holman served as President and Chief Operating Officer of the Rich's, Lazarus and Goldsmiths division of Federated, Inc. From January 1996 until January 1999, he was Chairman and Chief Executive Officer of Petrie Retail, Inc.

         NORMAN S. MATTHEWS, 71, has served as a director and has been designated as the (non-executive) Chairman of our Board of Directors since August 1999. Mr. Matthews has been an independent retail consultant for more than fifteen years. From 1982 to 1988, Mr. Matthews served as Vice Chairman and then President of Federated Department Stores, Inc. Mr. Matthews also serves as a member of the board of directors of Henry Schein, Inc., Finlay Enterprises, Inc., Progressive Corporation, Sunoco, Inc. and Toys "R" Us, Inc.

         BYRON E. ALLUMBAUGH, 72, has served as a director since September 2001. Mr. Allumbaugh served as Chairman and Chief Executive Officer of Ralphs Supermarkets, a California based chain, from 1976 to 1995, and as Chairman from 1995 until February 1997. Since February 1997, he has been a self-employed business consultant. Mr. Allumbaugh also serves as a member of the board of directors of CKE Restaurants, Inc., Penn Traffic Company and The Pantry, Inc.

         FRANK J. BELATTI, 56, has served as a director since September 2001. Mr. Belatti has served as Chairman and Chief Executive Officer of AFC Enterprises, Inc. in Atlanta, Georgia since 1992. Mr. Belatti also serves as a member of the board of directors of Radio Shack Corporation and AFC Enterprises, Inc.

         STUART B. BURGDOERFER, 41, has served as a director since May 2001. Mr. Burgdoerfer joined Limited Brands in September 1998 and served as Vice President and Corporate Controller from November 2000 until August 2002 and as a Senior Vice President and Corporate Controller since August 2002. From September 1999 to November 2000, he was Vice President and Chief Financial Officer of White Barn Candle Company, a division of Limited Brands. From September 1998 to September 1999, he served as Vice President-Financial Planning of Limited Brands.

         TIMOTHY J. FABER, 42, has served as a director since November 2000. Mr. Faber joined Limited Brands in January 2000 and serves as its Vice President Treasury/Mergers and Acquisitions. From September 1996 to January 2000, Mr. Faber was employed by the General Electric Company as Managing Director of the Capital Markets Services division of GE Capital.

         MICHAEL GOLDSTEIN, 62, has served as a director since May 2003. Mr. Goldstein has been the Chairman of the Toys "R" Us Children's Fund, Inc. since 2001. Mr. Goldstein was the Chairman of the Board of Toys "R" Us, Inc. from 1998 to 2001, and Chief Executive Officer from 1994 to 1997. Mr. Goldstein also serves as a member of the board of directors of Finlay Enterprises, Inc., United Retail Group, Inc., 4 Kids Entertainment, Inc. and Medco Health Solutions, Inc.

         TODD W. HALLORAN, 42, has served as a director since August 1999. Mr. Halloran joined Freeman Spogli & Co. in 1995 and became a Principal in 1998. Mr. Halloran also serves as a member of the board of directors of The Pantry, Inc.

         GEORGE R. MRKONIC, JR., 51, has served as a director since September 2001. Mr. Mrkonic served as Vice Chairman of Borders Group, Inc. from December 1994 to January 2002. From November 1994 until January 1997, he served as Vice Chairman and President of Borders Group, Inc. He also serves as a member of the board of directors of Borders Group, Inc., Guitar Center, Inc., Nashua Corporation, Syntel, Inc., and Brinker International, Inc.

         JOHN M. ROTH, 45, has served as a director since August 1999. Mr. Roth joined Freeman Spogli & Co. in March 1988 and became a Principal in 1993. Mr. Roth also serves as a member of the board of directors of Advance Auto Parts, Inc., Asbury Automotive Group, Inc. and AFC Enterprises, Inc.

         RONALD P. SPOGLI, 56, has served as a director since August 1999. Mr. Spogli is a Principal of Freeman Spogli & Co., which he co-founded in 1983. Mr. Spogli also serves as a member of the board of directors of Hudson Respiratory Care, Inc. and AFC Enterprises, Inc.

         PETER STARRETT, 56, has served as a director since August 1999. In August 1998, Mr. Starrett founded Peter Starrett Associates, a retail advisory firm. From 1990 to 1998, Mr. Starrett served as the President of Warner Bros. Studio Stores Worldwide. Mr. Starrett also serves as a member of the board of directors of Guitar Center, Inc., Pacific Sunwear, Inc., The Pantry, Inc. and AFC Enterprises, Inc.

         The Board of Directors recommends a vote FOR the election of the directors listed above. We will vote proxies received by us in favor of the above nominees unless a contrary choice is indicated.

INFORMATION REGARDING CERTAIN DIRECTORSHIPS AND VOTING ARRANGEMENTS

         We are party to a stockholders agreement with Freeman Spogli, Limited Brands, Inc., and G Trademark Inc. (a wholly-owned subsidiary of Limited Brands), under which Freeman Spogli, Limited Brands, and G Trademark have agreed to vote all of their shares in the election of directors in favor of the following persons: (a) four Board nominees designated by Freeman Spogli, (b) two Board nominees designated by Limited Brands, (c) our Chief Executive Officer in office at the time of any election of directors, which currently is Edwin S. Holman, (d) Norman S. Matthews, who is our current Chairman of the Board, and
(e) one or more additional nominees upon whom Freeman Spogli and Limited Brands shall agree. If, at the time of any election of directors (or appointment of directors in the event of a vacancy or an increase in the size of the Board), Freeman Spogli and Limited Brands are unable to agree on any such additional nominees, our stockholders agreement provides that our Board in existence at that time will select the additional nominees. The number of Board nominees that Freeman Spogli and Limited Brands are entitled to nominate under the agreement decreases if the number of shares held by such party falls below certain thresholds set forth in the stockholders agreement. Under the stockholders agreement, the parties have agreed that we will have a Board consisting of no more than 13 members. In addition, until one year after the date on which persons other than Freeman Spogli and Limited Brands and their respective affiliates own 20% or more of our shares, Limited Brands has agreed to vote against any combination of our company unless Freeman Spogli consents to the combination.

         Under the terms of the stockholders agreement, the four designees of Freeman Spogli are Todd W. Halloran, John M. Roth, Ronald P. Spogli and Peter Starrett and the two designees of Limited Brands are Stuart B. Burgdoerfer and Timothy J. Faber. Benchmark Capital, previously party to this stockholders agreement, distributed its shares in the Company to its limited partners in 2003 and, as a result, is no longer bound by the stockholders agreement.

         There are no family relationships among any of our directors or executive officers.

                                 PROPOSAL NO. 2:
                       APPROVAL OF STOCK OPTION AGREEMENT

         On August 29, 2003, Galyan's entered into an amended employment agreement with Edwin J. Holman, which is currently in effect, in connection with his agreement to become Galyan's President and Chief Operating Officer. On March 1, 2004, in connection with his agreement to become our Chief Executive Officer, Galyan's granted to Mr. Holman a nonqualified stock option to purchase 100,000 shares of Galyan's common stock, which was evidenced by a stock option agreement (the "Option Agreement"). This stock option was not granted under the 1999 Stock Plan and, instead, was granted subject to shareholder approval at the Annual Meeting. This stock option will not be effective if the shareholders do not approve it.

         The full text of the Option Agreement is attached as APPENDIX D. The material terms of the Option Agreement are described below, but such description is qualified in its entirety by reference to the text of the Option Agreement, attached as APPENDIX D.

         The Board of Directors recommends a vote FOR the approval of the Option Agreement.

VOTE REQUIRED

         Approval of the Option Agreement requires that the votes cast for approval of the Option Agreement exceed those cast against approval of the Option Agreement. Only votes cast for or against approval of the Option Agreement will be counted. Abstentions and broker non-votes will not change the number of votes cast for or against the proposal.

SUMMARY OF THE OPTION AGREEMENT

         SHARES SUBJECT TO THE OPTION AGREEMENT. The aggregate number of shares of Galyan's common stock that may be issued pursuant to the nonqualified stock option is 100,000 shares, subject to adjustment for reorganizations, recapitalizations, stock splits, etc as provided below. The per share exercise price of the option is $8.74, which was 100% of the fair market value of Galyan's common stock on the date of grant. The option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

         TERM OF AGREEMENT; CONSIDERATION FOR SHARES. The option and Mr. Holman's right to exercise the option will terminate on March 1, 2011, unless terminated earlier pursuant to the terms of the Option Agreement. To the extent that the option has become vested and exercisable, Mr. Holman may exercise the vested portion of the option by delivering to Galyan's a written notice of exercise and full payment of the aggregate exercise price and any withholding taxes in cash, by check or in such other form of lawful consideration as the Board may approve from time to time, including without limitation, by delivering previously-owned shares of Galyan's common stock.

         VESTING. Subject to earlier termination of the option or acceleration of vesting as provided in the Option Agreement, the option will vest and become exercisable as to one-third of the total number of shares subject to the option on each of the first three anniversaries of the date of grant, but only if Mr. Holman remains employed by Galyan's on each such date.

         EFFECT OF A TERMINATION OF EMPLOYMENT. If Galyan's terminates Mr. Holman's employment for "Cause" or Mr. Holman resigns for other than "Good Reason" or "Special Resignation" (each as defined in Mr. Holman's employment agreement), his right to exercise the option, to the extent unexercised, will terminate immediately upon his termination of employment.

         If Mr. Holman's employment terminates during the term of his employment agreement by Galyan's other than for Cause, upon his death or Disability (as defined in the employment agreement), or if he terminates employment for Good Reason or Special Resignation then he (or his estate in case of his death) may exercise the option, to the extent then vested and exercisable, at any time before the earlier of (1) the first anniversary of his termination of employment or (2) the date on which his right to exercise the option would have terminated if he had not terminated employment.

         If Mr. Holman's employment terminates for any other reason other than set forth in the preceding two paragraphs, he (or his estate, in case of his death) may exercise the option, to the extent then vested and exercisable at any time before the earlier of (1) 90 days after his termination of employment date or (2) the date on which his right to exercise the options would have terminated if he had not terminated employment.

         Termination of Mr. Holman's employment will not accelerate the vesting of all or any part of the option.

         EFFECT OF A CHANGE IN CONTROL. Notwithstanding the foregoing, in the event of a "Change in Control" (as defined in Mr. Holman's employment agreement), the option, to the extent unvested on such date, shall become fully vested and exercisable. A "Change in Control" generally includes (subject to certain exceptions and as more specifically defined in the employment agreement):

         o an acquisition by any person or group other than a permitted shareholder of the beneficial ownership of more than the greater of
            (1) 30% of Galyan's then outstanding common stock and (2) the common stock held by permitted shareholders and the incumbent directors cease to constitute more than 50% of the members of the Board of Directors;

         o the consummation of a merger or consolidation or sale of all or substantially all of Galyan's assets, in any case involving more than a 40% change in ownership; or

         o approval by the Board of Directors or the shareholders of a liquidation or dissolution of Galyan's.

         ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER OR SALE OF ASSETS. Upon the occurrence of a dissolution, liquidation or sale of all or substantially all our assets, or certain reorganizations or mergers in which Galyan's does not survive or Galyan's does survive and shareholders of Galyan's have the opportunity to receive cash or securities for their shares of Galyan's, or any acquisition by a person or group owning more than fifty percent of Galyan's then outstanding shares and no provision is made for the substitution, assumption, settlement or other continuation of the option, the option, to the extent then unvested, will become fully vested and exercisable and Mr. Holman will have 10 days to exercise his vested option before the option terminates on the consummation date of the triggering event. Upon other recapitalizations or reorganizations, such as reclassification, stock split, etc., the Board will make appropriate adjustments, if any, to the number, kind or exercise price of shares subject to the option to the extent the option is then outstanding.

         TRANSFERABILITY. Generally speaking, the option may not be assigned or transferred except by will or by the laws of descent and distribution, and is generally only exercisable by Mr. Holman (or if he has suffered a disability, by his legal representative).

         AMENDMENT AND TERMINATION OF THE OPTION AGREEMENT. The Option Agreement may be amended by a written agreement executed by both of the parties. Galyan's may unilaterally waive any provision of the Option Agreement to the extent that such a waiver does not adversely affect Mr. Holman's rights under the Option Agreement. Shareholder approval for any amendment will be required only to the extent required under applicable law, including Code Section 162(m), or to the extent otherwise deemed necessary or advisable by the Board.

         FEDERAL INCOME TAX CONSEQUENCES. Galyan's is generally entitled to deduct, and Mr. Holman will recognize taxable income in, an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. If the vesting of the option is accelerated in connection with a change in control (as this term is used under the Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, if the compensation attributable to awards is not "performance-based" within the meaning of Section 162(m) of the Internal Revenue Code, we may not be permitted to deduct the aggregate non performance-based compensation in excess of $1,000,000 in certain circumstances.

SECURITIES UNDERLYING OPTION. ON APRIL 1, 2004, THE CLOSING PRICE OF A SHARE OF GALYAN'S COMMON STOCK WAS $9.99. IF THE OPTION AGREEMENT IS APPROVED BY SHAREHOLDERS, GALYAN'S PLANS TO REGISTER THE 100,000 SHARES OF COMMON STOCK SUBJECT TO THE OPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                 PROPOSAL NO. 3:
                     APPROVAL OF RESTRICTED STOCK AGREEMENT

         On August 29, 2003, Galyan's entered into an amended employment agreement with Edwin J. Holman, which is currently in effect, in connection with his agreement to become Galyan's President and Chief Operating Officer. On March 1, 2004, in connection with his agreement to become our Chief Executive Officer, Galyan's granted to Mr. Holman an award of 50,000 shares of Galyan's common stock, subject to the restrictions and conditions set forth in a restricted stock agreement (the "Restricted Stock Agreement"), subject to shareholder approval at the Annual Meeting. This award will not be effective if the shareholders do not approve it.

         The full text of the Restricted Stock Agreement is attached to this Proxy Statement as APPENDIX E. The material terms of the Restricted Stock Agreement are described below, but such description is qualified in its entirety by reference to the text of the Restricted Stock Agreement, attached as APPENDIX E.

         The Board of Directors recommends a vote FOR the approval of the Restricted Stock Agreement.

VOTE REQUIRED

         Approval of the Restricted Stock Agreement requires that the votes cast for approval of the Restricted Stock Agreement exceed those cast against approval of the Restricted Stock Agreement. Only votes cast for or against approval of the Restricted Stock Agreement will be counted. Abstentions and broker non-votes will not change the number of votes cast for or against the proposal.

SUMMARY OF THE RESTRICTED STOCK AGREEMENT

         SHARES SUBJECT TO THE RESTRICTED STOCK AGREEMENT; CONSIDERATION FOR SHARES. The aggregate number of shares of Galyan's common stock subject to the restricted stock award is 50,000 shares. The consideration for the shares delivered consists of services rendered and to be rendered by Mr. Holman to Galyan's in accordance with the terms of his employment.

         VESTING; EFFECT OF A TERMINATION OF EMPLOYMENT. Subject to any acceleration of vesting as provided in the Restricted Stock Agreement, the shares subject to the restricted stock award will vest and become non-forfeitable as to one-third of the total number of shares on each of the first three anniversaries of the date of grant, provided that Mr. Holman remains employed by Galyan's on each such date. Except as provided in the next sentence, the restricted shares, to the extent unvested on a termination of Mr. Holman's employment, shall immediately be forfeited on the termination date without payment of consideration. However, if Mr. Holman's employment is terminated during the term of his employment agreement by Galyan's other than for "Cause," upon his death or "Disability," or if he terminates employment with Galyan's for "Good Reason" or "Special Resignation" (each as defined in Mr. Holman's employment agreement) then the restricted shares, to the extent then unvested, shall immediately vest and become non-forfeitable.

         EFFECT OF A CHANGE IN CONTROL. In the event of a "Change in Control" (as defined in Mr. Holman's employment agreement), the restricted shares, to the extent unvested on such date, shall become fully vested and non-forfeitable. A "Change in Control" generally includes (subject to certain exceptions and as more specifically defined in the employment agreement):

         o an acquisition by any person or group other than a permitted shareholder of the beneficial ownership of more than the greater of
            (1) 30% of Galyan's then outstanding common stock and (2) the common stock held by permitted shareholders and the incumbent directors cease to constitute more than 50% of the members of the Board of Directors;

         o the consummation of a merger or consolidation or sale of all or substantially all of Galyan's assets, in any case involving more than a 40% change in ownership; or

         o approval by the Board of Directors or the shareholders of a liquidation or dissolution of Galyan's.

         TRANSFERABILITY. Prior to the date that the restricted shares become vested and non-forfeitable, Mr. Holman may not sell, transfer, pledge, hypothecate or otherwise dispose of the restricted shares.

         AMENDMENT OF THE RESTRICTED STOCK AGREEMENT. The Restricted Stock Agreement may be amended by a written agreement executed by both of the parties. Shareholder approval for any amendment will be required only to the extent required under applicable law.

         FEDERAL INCOME TAX CONSEQUENCES. Galyan's is generally entitled to deduct, and Mr. Holman will recognize taxable income in, an amount equal to the fair market value of the common stock on the date the restricted shares vest and become non-forfeitable.

         If the vesting of the restricted shares is accelerated under the Restricted Stock Agreement in connection with a change in control (as this term is used under the Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, because the compensation attributable to the restricted stock award is not "performance-based" within the meaning of Section 162(m) of the Internal Revenue Code, we will not be permitted to deduct the aggregate non performance-based compensation in excess of $1,000,000 in certain circumstances.

SECURITIES SUBJECT TO RESTRICTED STOCK AWARD. ON APRIL 1, 2004, THE CLOSING PRICE OF A SHARE OF GALYAN'S COMMON STOCK WAS $9.99. IF THE RESTRICTED STOCK AGREEMENT IS APPROVED BY SHAREHOLDERS, GALYAN'S PLANS TO REGISTER THE 50,000 RESTRICTED SHARES OF COMMON STOCK UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                                 PROPOSAL NO. 4:
            APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE GALYAN'S TRADING COMPANY, INC. 1999 STOCK OPTION PLAN, AS AMENDED

         On October 15, 1999, the Board of Directors adopted the Galyan's Trading Company, Inc. 1999 Stock Option Plan (as amended, the "1999 Stock Plan"). The shareholders subsequently approved amendments to the 1999 Stock Plan on May 1, 2001 and on May 29, 2002. On April 6, 2004, the Board of Directors approved an amended and restated version of the 1999 Stock Plan, which reflects the amendments to the 1999 Stock Plan described below, subject to shareholder approval at the Annual Meeting.

         The full text of the 1999 Stock Plan, as amended and restated, is attached to this Proxy Statement as APPENDIX F. The principal features of the 1999 Stock Plan, including an explanation of material changes contemplated by the proposed amendments, are described below, but such description is qualified in its entirety by reference to the text of the 1999 Stock Plan, as amended and restated, attached as APPENDIX F. Except as otherwise described below in the explanation of the proposed amendments, none of the other existing provisions of the 1999 Stock Plan have been materially changed. In particular, the amendments are not expected to increase the aggregate number of Galyan's shares available for award grant purposes under the plan. However, to comply with proposed tax regulations relating to incentive stock options, the amendments modify the trigger date for the scheduled increase in available shares under the plan on May 29, 2004, so that the increase in the number of available shares will be 520,871, which is 3% of the shares of Galyan's common stock outstanding on March 29, 2004, rather than 3% of the shares of the Galyan's common stock outstanding on May 29, 2004, as provided in the current plan.

         The Board of Directors recommends a vote FOR the approval of the amendment and restatement of the Galyan's Trading Company, Inc. 1999 Stock Option Plan.

VOTE REQUIRED

         Approval of the amendment and restatement of the 1999 Stock Plan requires that the votes cast for approval of the amendment and restatement exceed those cast against approval of the amendments. Only votes cast for or against approval of the amendment and restatement will be counted. Abstentions and broker non-votes will not change the number of votes cast for or against the proposal.

PROPOSED PLAN AMENDMENTS

         The 1999 Stock Plan has principally been amended to authorize the grant of restricted stock awards and stock appreciation rights (in addition to stock options) to provide for the deferred payment of awards and to increase the number of options that may be granted to any individual in a calendar year. The Board of Directors believes that the flexibility to grant restricted stock and stock appreciation rights under the 1999 Stock Plan will provide Galyan's with greater flexibility to structure future incentives. If the 1999 Stock Plan proposal is not approved by shareholders, no awards of restricted stock or stock appreciation rights will be made under the 1999 Stock Plan and the current stock option features of the 1999 Stock Plan will remain in effect (without giving effect to the amendments approved by the Board of Directors and currently proposed for consideration by the shareholders).

SUMMARY OF THE 1999 STOCK PLAN

         PURPOSE. The purpose of the 1999 Stock Plan is to further the growth, development and financial success of Galyan's by providing stock-based incentives to eligible employees, directors, officers or consultants of Galyan's and its subsidiaries that align the participants' interests with those of Galyan's shareholders and to assist Galyan's in its efforts to attract and retain quality key employees and service providers.

         ADMINISTRATION. The 1999 Stock Plan is administered by the Board. The Board may elect to delegate some or all of the administration to the Compensation Committee, which consists of two or more non-employee directors, each of whom meet certain standards of disinterestedness. The appropriate acting body is referred to as the "Administrator." The Administrator has broad authority under the 1999 Stock Plan, which generally includes the authority to grant awards (including specifying the terms of the awards), determine eligibility, accelerate vesting or exercise periods, establish, amend and rescind rules and interpret and make all other determinations deemed necessary or advisable for the administration of the 1999 Stock Plan.

The 1999 Stock Plan will not limit the authority of the Board or the Compensation Committee to grant awards or authorize any other compensation, with or without reference to Galyan's common stock, under any other plan or authority.

         ELIGIBILITY. Awards under the 1999 Stock Plan may be granted to any key employee, director, officer or consultant of Galyan's or any of its subsidiaries as determined from time to time by the Administrator. As of March 22, 2004, approximately 5,976 of Galyan's employees and consultants, including all ten executive officers, and all 11 of Galyan's non-employee directors were considered eligible to be granted awards under the 1999 Stock Plan.

         SHARES SUBJECT TO THE 1999 STOCK PLAN. The aggregate number of shares of Galyan's common stock that may be issued pursuant to all awards under the 1999 Stock Plan is 3,024,757 shares, plus an additional 520,871 shares of Galyan's common stock, which will become available under the plan on May 29, 2004. Various additional share limits are imposed. A maximum of:

         o 1,000,000 shares may be issued pursuant to incentive stock options;

         o 250,000 shares (increased from 100,000 in the current plan) may be subject to all awards granted to any one individual in any calendar year; and

         o 100,000 shares may be issued pursuant to restricted stock awards to any one individual in any calendar year.

         Each of the foregoing limits is further subject to adjustments for reorganizations, recapitalizations, stock splits, etc. In addition, any shares subject to awards that are not exercised, that fail to vest, are forfeited or that expire or are terminated and any shares surrendered as payment for an option will again be available for regrant and award purposes under the 1999 Stock Plan.

         TYPES OF AWARDS. The 1999 Stock Plan authorizes the grant of stock options (both incentive stock options and nonqualified stock options), stock appreciation rights ("SARs") and restricted stock awards. Awards may be granted under the 1999 Stock Plan pursuant to another incentive program that incorporates the terms and conditions of the 1999 Stock Plan by reference, may be granted singly or in tandem with other awards and may be granted in substitution for other awards granted by Galyan's, whether or not such other awards were granted under the 1999 Stock Plan.

         The Administrator has discretion to establish the vesting period of awards, and may grant awards that are fully vested and exercisable at grant. Subject to earlier termination as set forth in the 1999 Stock Plan or an award agreement, each award granted under the 1999 Stock Plan will terminate no later than seven years after the date of grant. If a grantee pays part or all of the exercise price and/or taxes associated with an award by transferring or surrendering shares of stock to Galyan's, the Administrator may, in its discretion, grant a new award to replace the shares of stock transferred and/or surrendered.

         TERM OF PLAN; CONSIDERATION FOR SHARES. Awards may be granted under the 1999 Stock Plan until October 15, 2009. The 1999 Stock Plan permits the participants to pay the exercise price of an option or the cash purchase price (if any) of any shares in cash, by check or in such other form of lawful consideration as the Administrator may approve from time to time, including without limitation, by delivering previously-owned shares of Galyan's common stock. Shares may also be issued solely for services.

         STOCK OPTIONS. A stock option is the right to purchase shares of our common stock at a future date at a specified price. The price at which the common stock may be purchased is referred to as the "exercise price" of the option. An option may either be an incentive stock option or a nonqualified stock option. The exercise price will be determined by the Administrator, but in the case of an incentive stock option may not be less than the fair market value of a share of our common stock (110% in the case of a 10% owner of Galyan's stock) on the date the option is granted.

         Incentive stock options are also subject to more restrictive terms and are limited in amount by the 1999 Stock Plan and the U.S. Internal Revenue Code. The 1999 Stock Plan limits the aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time by any optionee in any calendar year under our plans to $100,000 per year. In addition, incentive stock options granted under the plan are subject the additional terms and conditions required for the options to qualify as "incentive stock options" under Section 422 the Internal Revenue Code. Subject to earlier termination, incentive stock options shall expire not more than seven years after the date of grant, and incentive stock options granted to a 10% shareholder of Galyan's shall expire not more than five years after the date of grant. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "Federal Income Tax Consequences" below. No incentive stock options have been granted.

         STOCK APPRECIATION RIGHTS. A stock appreciation right is the right to receive payment in cash or shares of an amount equal to the excess of the fair market value of a share of Galyan's common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right, but will not be less than the fair market value of a share of our common stock on the date of grant.

         RESTRICTED STOCK AWARDS. A restricted stock award is an award typically for a fixed number of shares of Galyan's common stock subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares and the restrictions (which may include, for example, continued service only) imposed on such shares.

         DEFERRED PAYMENT. The 1999 Stock Plan authorizes the Administrator to permit the deferred payment of awards. The Administrator may determine the form and timing of payment, vesting, and other terms applicable to deferrals.

         TERMINATION OF EMPLOYMENT. The Administrator may establish the effect of termination of employment or service on the rights and benefits under each award, and may make distinctions based upon, among others, the cause of termination and type of award. Unless otherwise expressly provided by the Administrator, a participant's termination of employment or service shall not accelerate or otherwise increase the number of shares subject to an award.

         In addition, the Administrator may cancel any unexpired, unpaid or deferred awards at any time if the participant is not in compliance with all applicable provisions of the 1999 Stock Plan or with any award agreement or if the participant, whether or not he or she is currently employed by Galyan's, engages in any of the following activities without Galyan's prior written consent: (1) directly or indirectly renders services to or for an organization, or engages in a business, that is, in the judgment of the Administrator, in competition with Galyan's or (2) discloses to anyone outside of Galyan's, or uses for any purpose other than Galyan's business, any confidential or proprietary information or material relating to Galyan's, whether acquired by the participant during or after employment with Galyan's.

         ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER OR SALE OF ASSETS. Subject to the Administrator's right to accelerate vesting and exercisability of outstanding awards, upon dissolution, liquidation or sale of all or substantially all our assets, or certain reorganizations or mergers in which Galyan's does not survive or Galyan's does survive and shareholders of Galyan's have the opportunity to receive cash or securities for their shares of Galyan's, or any acquisition by a person or group owning more than fifty percent of our then outstanding shares, the 1999 Stock Plan and all outstanding awards will terminate, subject to any provisions made by the Administrator for the substitution, assumption, settlement or other continuation of the awards. Upon other recapitalizations or reorganizations, such as reclassification, stock split, etc., the Administrator shall make appropriate adjustments, if any, to the number, kind or exercise price of shares subject to outstanding awards or remaining available for grant.

         TRANSFERABILITY. Subject to customary exceptions, awards generally may not be assigned or transferred except by will or by the laws of descent and distribution, and are generally only exercisable by the participant (or if the participant has suffered a disability, by his or her legal representative).

         AMENDMENT AND TERMINATION OF THE PLAN. The Board may terminate and the Administrator may amend the 1999 Stock Plan at any time. Shareholder approval for any amendment will be required only to the extent required under applicable law, including Code Section 162(m) and Code Section 422, or to the extent otherwise deemed necessary or advisable by the Board. Generally speaking, no amendment may materially adversely affect any award then outstanding without the written consent of the participant.

FEDERAL INCOME TAX CONSEQUENCES

         The federal income tax consequences of an employee's participation in the 1999 Stock Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to awards granted under the 1999 Stock Plan as of the date hereof. The application of state and local income taxes and other federal taxes is not discussed. For individuals resident outside the United States, the tax consequences to the individual and to us are determined by the applicable tax laws of the foreign jurisdiction.

         With respect to nonqualified stock options, Galyan's is generally entitled to deduct, and the optionee recognizes taxable income in, an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we generally are not entitled to a deduction nor does the participant recognize income at the time of exercise, although the optionee may be subject to the U.S. federal alternative minimum tax. If incentive stock option shares are not held for specified qualifying periods, however, the difference between the fair market value of the shares at the date of exercise (or, if lower, the sale price) and the cost of such shares is taxed as ordinary income (and we generally will receive a corresponding deduction) in the year the shares are sold.

         The current federal income tax consequences of other awards authorized under the 1999 Stock Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options and non-transferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant). In each of the foregoing cases, we generally will have a corresponding deduction at the time the participant recognizes income.

         If the vesting of an award is accelerated under the 1999 Stock Plan in connection with a change in control (as this term is used under the Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, if the compensation attributable to awards is not "performance-based" within the meaning of Section 162(m) of the Internal Revenue Code, we may not be permitted to deduct the aggregate non performance-based compensation in excess of $1,000,000 in certain circumstances.

         SPECIFIC BENEFITS. Galyan's has not approved any awards under the 1999 Stock Plan that are contingent on shareholder approval of this 1999 Stock Plan proposal. If the plan amendments reflected in this 1999 Stock Plan proposal had been in effect in fiscal 2003, we do not expect that our award grants for fiscal 2003 would have been substantially different from those actually granted under the plan in that year. For information regarding stock options granted to our named executive officers in fiscal 2003, see the material under the heading "Executive Compensation" on page 25. For additional information regarding past option grants under the 1999 Stock Plan, see the "Aggregate Past Grants under the 1999 Stock Plan" table below. We are not currently considering any specific additional awards under the 1999 Stock Plan. The number, amount and type of awards to be received by or allocated to eligible persons in the future under the 1999 Stock Plan cannot be determined at this time.

SECURITIES UNDERLYING AWARDS. ON APRIL 1, 2004, THE CLOSING PRICE OF A SHARE OF GALYAN'S COMMON STOCK WAS $9.99. GALYAN'S HAS REGISTERED THE AGGREGATE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 1999 STOCK PLAN UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

AGGREGATE PAST GRANTS UNDER THE 1999 STOCK PLAN

         As of April 1, 2004, options covering 2,489,769 shares of our common stock had been granted (and not cancelled and/or surrendered) under the 1999 Stock Plan. The following table shows information regarding the distribution of those options among the persons and groups identified below and option exercises prior to and option holdings as of that date.


                                                         NUMBER OF             NUMBER OF          NUMBER OF SHARES UNDERLYING
                                                      SHARES SUBJECT             SHARES           OPTIONS AS OF APRIL 1, 2004
                                                      TO PAST OPTION          ACQUIRED ON
         NAME AND POSITION                                 GRANTS               EXERCISE         EXERCISABLE        UNEXERCISABLE
        -------------------                          ----------------        -------------      -------------      --------------
  EXECUTIVE GROUP:

     Robert B. Mang ..................................        300,000                --              191,000             109,000
     Former Chief Executive Officer and Chairman
     of the Company1

     Edwin J. Holman .................................        200,000                --                   --             200,000
     Chief Executive Officer (President and
     Chief Operating Officer as of the end of the
     most recent fiscal year)

     C. David Zoba ...................................        176,000                --               80,333              96,667
     Executive Vice President, General Counsel
     and Secretary

     Charles F. Nelson ...............................         44,500             5,833               37,000               1,667
     Former Senior Vice President, Minister
     of Culture2

     Edward S. Wozniak ...............................         91,000                --               47,333              43,667
     Senior Vice President and Chief Financial
     Officer

  TOTAL FOR EXECUTIVE GROUP (12 PERSONS): ............      1,238,100            11,833              495,565             730,702

NON-EXECUTIVE DIRECTOR GROUP: ........................        340,000                --              270,002              69,998

EACH OTHER PERSON WHO RECEIVED OR IS TO RECEIVE 5%
OR MORE OF THE OPTIONS, WARRANTS OR RIGHTS UNDER THE
1999 STOCK OPTION PLAN                                             --                --                   --                  --

ALL EMPLOYEES, INCLUDING ALL CURRENT OFFICERS WHO ARE
NOT EXECUTIVE OFFICERS OR DIRECTORS, AS A GROUP ......        911,668           177,802              327,097             406,769
                                                           ----------           -------           -----------          ------------

  TOTAL                                                     2,489,768           189,635            1,092,664           1,207,469
                                                           ==========           =======           ===========          ============

1    Mr. Mang resigned from these positions on March 1, 2004.
2    Mr. Nelson retired from Galyan's effective January 31, 2004.


                      EQUITY COMPENSATION PLAN INFORMATION

         As of the end of fiscal 2003, we maintained the following compensation plans under which our equity securities are authorized for issuance: (1) 1999 Stock Option Plan, (2) 1999 Stock Subscription Plan, (3) 2002 Employee Stock Purchase Plan, (4) a stock option agreement entered into in 2003 with Edwin J. Holman and (5) a restricted stock agreement entered into in 2003 with Edwin J. Holman.

         The 1999 Stock Option Plan, the 1999 Stock Subscription Plan and the 2002 Employee Stock Purchase Plan each has been approved by our shareholders. However, we are submitting to the shareholders for approval (1) a stock option agreement granting 100,000 options to our Chief Executive Officer and (2) a restricted stock grant of 50,000 shares of our common stock to our Chief Executive Officer. Because the grant of stock options and the grant of restricted stock were made, subject to shareholder approval, after the end of the fiscal 2003, the table below does not include information about those arrangements.

         The 2003 Stock Option Agreement with Edwin J. Holman, which was a grant of 200,000 options outside of our stock option plan, and the 2003 Restricted Stock Agreement with Edwin J. Holman, which was a grant of 50,000 shares of restricted stock, were each adopted without shareholder approval, in accordance with the inducement grant exception under the NASD listing standards. The material terms of those grants are described under the heading "Employment Agreements and Other Arrangements - Employment Contracts - Edwin J. Holman." No additional options are issuable under the 2003 Stock Option Agreement with Mr. Holman, and no additional shares of restricted stock are issuable under the 2003 Restricted Stock Agreement with Mr. Holman.

         The following table sets forth, for each of these plans and agreements, the number of shares of our common stock subject to outstanding options, warrants, and rights, the weighted-average exercise price of outstanding options, warrants, and rights, and the number of shares remaining available for future award grants as of January 31, 2004.

           EQUITY COMPENSATION PLAN INFORMATION AS OF JANUARY 31, 2004

                                                NUMBER OF SHARES                                        NUMBER OF SHARES
                                                TO BE ISSUED UPON                                    REMAINING AVAILABLE FOR
                                                   EXERCISE OF             WEIGHTED AVERAGE          FUTURE ISSUANCE UNDER
                                                   OUTSTANDING             EXERCISE PRICE OF        EQUITY COMPENSATION PLANS
                                                OPTIONS, WARRANTS        OUTSTANDING OPTIONS,     (EXCLUDING SHARES REFLECTED
PLAN CATEGORY                                       AND RIGHTS             WARRANTS AND RIGHTS         IN THE FIRST COLUMN)
-----------------------------------------------------------------------------------------------------------------------------
Equity compensation plans                           2,148,733 1               $ 15.28                      3,143,107 2,3
approved by stockholders

Equity compensation plans                             200,000                 $ 11.43                                  0
not approved by stockholders
                                                   ----------                --------                     ---------------
Total                                               2,348,733                 $ 14.34                          3,143,107
                                                   ==========                ========                     ===============


1 All of these shares were subject to stock options outstanding under our 1999 Stock Option Plan.
2 Of these shares, 694,389 were available for additional stock option grants under our 1999 Stock Option Plan, 381,640 shares were available for issuance at fair market value under our 1999 Stock Subscription Plan, and 1,425,308 were available for purchase under our 2002 Employee Stock Purchase Plan.
3 Under the 1999 Stock Option Plan as currently in effect, on May 29, 2004 an additional number of shares of our common stock, equal to three percent (3%) of the total number of issued and outstanding shares of our common stock as of the close of business on that date will become available for stock option grant purposes under our 1999 Stock Option Plan. However, under the proposed amendments to the 1999 Stock Option Plan, the increase will be effective on May 29, 2004, but will be calculated as of March 29, 2004, which will result in an increase of 520,871 shares available under the plan based on the number of shares of our common stock issued and outstanding on that date.

                               EXECUTIVE OFFICERS

         The following is a list of our current executive officers, followed by their biographical information (other than Mr. Holman, whose biographical information appears on page 10 of this proxy statement):

NAME                                AGE             POSITION

Edwin J. Holman                     57              Chief Executive Officer and Director
C. David Zoba                       52              Executive Vice President, General Counsel and Secretary
Edward S. Wozniak                   58              Senior Vice President, Chief Financial Officer
Edward J. Brett                     49              Senior Vice President, Human Resources
Jeffrey R. Brown                    49              Senior Vice President, General Merchandise Manager, Apparel and
Footwear
Galen R. Erickson                   52              Senior Vice President, Logistics
David M. Pritchett                  39              Senior Vice President, Store Operations
Lindsay J. Rice                     49              Senior Vice President, General Merchandise Manager, Hardgoods
Paul C. Wagner                      38              Senior Vice President, Chief Information Officer
Edward J. Whitehead                 48              Senior Vice President, Marketing

         C. DAVID ZOBA has served as Executive Vice President, General Counsel and Secretary since May 2001 and has primary responsibility for real estate and store planning, and is the Company's chief legal officer. He served as a director of the Company from August 1999 until May 2001. Mr. Zoba served as the Senior Vice President and Counsel-Real Estate for Limited Brands from 1999 until May 2001, and as Vice President and Senior Counsel - Real Estate from 1994 to 1999.

         EDWARD S. WOZNIAK has served as Senior Vice President and Chief Financial Officer since February 2001. From April 1998 to October 2000, Mr. Wozniak served as Senior Vice President and Chief Financial Officer for David's Bridal Inc.

         EDWARD J. BRETT, has served as Senior Vice President, Human Resources since January 2004. From December 2001 to May 2003, Mr. Brett served as Corporate Vice President of Store Innovation and Development at Circuit City Stores, Inc. From May 2000 to December 2001, he served as Vice President, Northeast Division President and from 1995 to 2000, Mr. Brett served as Vice President of Superstores Human Resources & Training and Human Resources Director of Central Division at Circuit City.

         JEFFREY R. BROWN has served as Senior Vice President, General Merchandise Manager, Apparel and Footwear, since May 2003. From 1974 until May 2003, Mr. Brown held various merchandising and management positions with Kaufmann's Department Stores, serving as Senior Vice President, General Merchandise Manager from March 1989 until May 2003.

         GALEN R. ERICKSON has served as Senior Vice President, Logistics, since May 2003. From 1996 until May 2003, Mr. Erickson served as Senior Vice President, Distribution of Blockbuster Entertainment.

         DAVID M. PRITCHETT has served as Senior Vice President, Store Operations, since May 2001. From March 1996 to May 2001, he was Director of Store Operations.

         LINDSAY J. RICE has served as Senior Vice President, General Merchandise Manager, Hardgoods, since October 2003. He served as Senior Vice President, General Merchandise Manager, Athletics from May 2001 until October 2003, and as General Merchandise Manager, Athletics from April 1998 until May 2001.

         PAUL C. WAGNER has served as Senior Vice President, Chief Information Officer since September 2001. He served as

Chief Information Officer from January 2000 to September 2001. He served as Vice President of Information Systems at Finish Line, Inc. from August 1995 until January 2000.

         EDWARD J. WHITEHEAD has served as Senior Vice President, Marketing since February 2002. From March 2001 until February 2002, Mr. Whitehead served as President of Eyestorm, Inc., a wholly-owned subsidiary of Eyestorm.com Ltd., a company that markets and distributes art media products. From January 2000 until March 2001, Mr. Whitehead served as Director of Marketing and Strategic Planning for Harrods Ltd. in London. From May 1998 until January 2000, Mr. Whitehead was Founder and CEO of the Workshop, Inc., an agency specializing in marketing, advertising and strategic branding.

                             EXECUTIVE COMPENSATION

         The following table sets forth compensation earned during the fiscal periods indicated by the person who served as our Chief Executive Officer at the end of the most recent fiscal year and the other four most highly compensated executive officers during the most recent fiscal year. We refer to these individuals as our named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                                AWARDS

                                                        ANNUAL COMPENSATION          RESTRICTED       SECURITIES
                                        FISCAL                                         STOCK          UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR          SALARY          BONUS          AWARD(S)          OPTIONS     COMPENSATION
--------------------------------------------------------------------------------------------------------------------------------
FORMER CEO AND CHAIRMAN
OF THE COMPANY
Robert B. Mang 1                         2003       $  600,000      $         0               0          72,000        $  10,587 2
                                         2002          550,000          120,313               0          48,000           11,798 3
                                         2001          500,000          185,504               0          15,000           10,861 4

CURRENT CEO AND OTHER
NAMED EXECUTIVE OFFICERS
Edwin J. Holman 5                        2003       $  250,721      $   705,000 6    $  720,000 7       300,000        $  86,730 8
CHIEF EXECUTIVE OFFICER (FORMER
PRESIDENT AND CHIEF OPERATING OFFICER)

C. David Zoba 9                          2003       $  350,000      $   100,000 10            0          30,000        $   8,043 10
EXECUTIVE VICE PRESIDENT,                2002          325,000          140,625 11            0          21,000          170,282 11
GENERAL COUNSEL AND SECRETARY            2001          257,692          174,202 12            0         110,000          124,863 12

Charles F. Nelson 13                     2003       $  269,231      $         0               0              --        $   3,288 14
FORMER SENIOR VICE PRESIDENT,            2002          250,000           23,438               0              --            3,144
14
MINISTER OF CULTURE                      2001          248,461           46,376               0           5,000            5,267 14

Edward S. Wozniak 15                     2003       $  266,154      $         0               0          24,000        $   6,808 16
SENIOR VICE PRESIDENT                    2002          243,808           26,797               0          27,000          128,511 17
CHIEF FINANCIAL OFFICER                  2001          205,769           41,738               0          40,000           61,598 18

1 Mr. Mang resigned as Chief Executive Officer and Chairman of the Company on March 1, 2004.
2 Represents $7,500 in financial planning services and $3,087 in matching contributions under our 401(k) plan.
3 Represents $7,500 in financial planning services and $4,298 in matching contributions under our 401(k) plan.
4 Represents $7,408 in relocation expenses and $3,453 in financial planning services.
5 Mr. Holman joined Galyan's as President and Chief Operating Officer in September 2003, and was named our Chief Executive Officer on March 1, 2004.
6 Represents a payment of $225,000 due under his employment agreement at the end of fiscal 2003 and $480,000, which is the value of 40,000 shares of restricted stock that were granted on September 3, 2003 and immediately vested, based on the closing price of Galyan's common stock on that date of $12.00.

7 Represents the value of 60,000 shares of restricted common stock that were granted on September 3, 2003 but not immediately vested, based on the on the closing price of Galyan's common stock on that date of $12.00. These shares of restricted stock vest in three equal annual installments on each anniversary of the date of grant. At the end of fiscal 2003, based on the closing price of Galyan's common stock on January 31, 2004 of $8.81 per share, the 60,000 shares of restricted stock had a value of $528,600. In the event that Galyan's pays any dividends during the vesting period, the dividends will be paid on the shares of restricted stock.
8 All Other Compensation represents $83,605 in relocation expenses and $3,125 in financial planning services.
9    Mr. Zoba joined Galyan's in May 2001.
10 Bonus includes a $100,000 payment due under his employment agreement at the end of fiscal 2003. All Other Compensation represents $5,000 in financial planning services and $3,043 in matching contributions under our 401(k) plan.
11 Bonus includes a $100,000 payment due under his employment agreement at the end of fiscal 2002. All Other Compensation represents $160,926 in relocation expenses, $5,750 in financial planning services and $3,606 in matching contributions under our 401(k) plan.
12 Bonus includes a $100,000 payment due under his employment agreement at the end of fiscal 2001. All Other Compensation represents $120,370 in relocation expenses, $2,762 in financial planning services and $1,731 in matching contributions under our 401(k) plan.
13 Mr. Nelson retired as Senior Vice President, Minister of Culture, effective as of January 31, 2004.
14   Represents our matching contribution under our 401(k) plan.
15   Mr. Wozniak joined Galyan's in February 2001.
16 Represents $3,750 in financial planning services and $3,058 in matching contributions under our 401(k) plan.
17 Represents $121,452 in relocation expenses, $4,500 in financial planning services and $2,559 in matching contributions under our 401(k) plan.
18 Represents $59,547 in relocation expenses and $2,051 in financial planning services.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth options granted during fiscal 2003 to each of our named executive officers. Each grant vests in three equal installments beginning one year after the date of grant and, except for a grant of 200,000 options to Mr. Holman approved by the Board in connection with his hiring and described below under "Equity Compensation Plan Information," each grant during fiscal 2003 was made under the 1999 stock option plan. The potential realizable value is calculated assuming that the fair value on the date of grant of our common stock appreciates at the indicated annual rate compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. The assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate of the future prices or market value of our common stock.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                  PERCENT OF
                                     TOTAL                                                      POTENTIAL REALIZABLE VALUE
                     NUMBER OF     OPTIONS                                                        AT ASSUMED ANNUAL RATES
                    SECURITIES    GRANTED TO                                                       OF PRICE APPRECIATION
                    UNDERLYING     EMPLOYEES    EXERCISE    FAIR VALUE                                FOR OPTION TERM
                      OPTIONS      IN FISCAL     PRICE      ON DATE OF     EXPIRATION    ---------------------------------------
       NAME           GRANTED         YEAR     PER SHARE       GRANT          DATE            0%              5%             10%
----------------------------------------------------------------------------------------------------------------------------------
Robert B. Mang        22,000 1       2.8%       $ 11.43      $ 11.43         9/2/2010    $      --      $  102,369    $    238,564
                      50,000 2       6.4%         13.66        13.66        5/30/2010           --         278,050         647,974

Edwin J. Holman      200,000 3      25.6%         11.43        12.00         9/3/2010      114,000         930,632       2,168,767
                     100,000 3      12.8%         11.43        12.00         9/3/2010       57,000         465,316       1,084,384

C. David Zoba         30,000 2       3.9%         13.66        13.66        5/30/2010           --         166,830         388,784

Charles F. Nelson         --          --            --           --               --           --              --              --

Edward S. Wozniak     24,000 2       3.1%         13.66        13.66        5/30/2010           --         133,464         311,027


1 Options granted on September 2, 2003.
2 Options granted on May 30, 2003.
3 Options granted on September 3, 2003.

  AGGREGATED OPTION EXERCISES IN FISCAL 2003 AND FISCAL YEAR-END OPTION VALUES

None of our named executive officers exercised any stock options in fiscal 2003. The following table provides summary information concerning the year-end values of unexercised options held by the named executive officers.

                                           AGGREGATE YEAR-END OPTION TABLE

                                              NUMBER OF SECURITIES UNDERLYING
                                                  UNEXERCISED OPTIONS AT                   VALUE OF UNEXERCISED IN-THE-MONEY
                                                     JANUARY 31, 2004                      OPTIONS AT JANUARY 31, 2004 (1)
                                           --------------------------------------------------------------------------------------
NAME                                       EXERCISABLE            UNEXERCISABLE             EXERCISABLE             UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------------------
Robert B. Mang ..........................    191,000                 109,000                     N/A                      N/A
Edwin J. Holman .........................          0                 300,000                     N/A                      N/A
C. David Zoba ...........................     80,333                  80,667                     N/A                      N/A
Charles F. Nelson .......................     37,000                   1,667                     N/A                      N/A
Edward S. Wozniak .......................     35,667                  55,333                     N/A                      N/A

1 Based on the closing stock price on January 31, 2004 of $8.81 per share, none of the named executive officers had in-the-money options.

                  EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

EMPLOYMENT CONTRACTS

         THE COMPANY HAS EMPLOYMENT CONTRACTS WITH THREE OF ITS NAMED EXECUTIVE OFFICERS, WHICH ARE DESCRIBED BELOW.


         EDWIN J. HOLMAN

         In August 2003, we entered into an employment agreement with Mr. Holman to be our President and Chief Operating Officer. In March 2004, Mr. Holman became our Chief Executive Officer. In connection with his agreement to become our Chief Executive Officer, we granted him 100,000 options to acquire our common stock under our 1999 stock option plan, and we agreed to grant him, subject to shareholder approval, 50,000 restricted shares of our common stock and an additional 100,000 options to acquire our common stock. Otherwise, except as identified below, the terms of his August 2003 employment agreement to be our President and Chief Operating Officer continues to apply to his employment as our Chief Executive Officer.

         The term of the August 2003 agreement is three years, with an automatic day-by-day renewal beginning after the second anniversary, so that there is always a one year term remaining under the agreement until either we or Mr. Holman elect to terminate the agreement or until another event triggering termination occurs. Under the agreement, Mr. Holman's annual base salary was $600,000 for fiscal 2003, and will be at least $650,000 for fiscal 2004 and $700,000 for fiscal 2005. In addition, under the agreement, if we achieve certain financial objectives, Mr. Holman is eligible to receive a target bonus equal to 75% of his base salary. We agreed to increase to his target bonus to 90% of his base salary upon naming him our Chief Executive Officer. In addition, the target bonus can be increased by an uncapped, additional amount if we exceed our targeted financial objectives by an amount determined by our Board of Directors. Mr. Holman was paid a guaranteed bonus of $225,000 for fiscal 2003, and received no separate target bonus for fiscal 2003. Under the agreement, Mr. Holman is eligible to receive an annual grant of stock options, subject to a minimum of 50,000 shares per year, pursuant to our 1999 stock option plan.

         If Mr. Holman's employment is terminated by us without cause or by Mr. Holman for good reason, he will be entitled to receive all earned but unpaid salary and benefits as of the date of termination, a lump sum payment equal to his target bonus for the fiscal year of termination, and, if the termination occurs after October 31 of the fiscal year of termination, the annual bonus, if any, for that fiscal year based upon the Company's actual performance and paid consistent with the administration of the Company's regular annual bonus program. In addition, he will receive severance pay comprised of a lump sum payment equal to his then current base salary, continued health coverage and a payment equal to what he would have received under our retirement plans, for the longer of one year from the date of termination or three years from the date of his employment agreement. In the event of such a termination, any unvested restricted stock will immediately become vested.

         In the event of a change in control of the Company, unvested options and restricted stock previously granted to Mr. Holman shall immediately become vested on the date of such change of control. In addition, and in lieu of the termination benefits described in the paragraph above, if a change in control occurs and the Company or its successor terminates Mr. Holman's employment without cause or Mr. Holman then terminates his employment for good reason within one year following such change in control, Mr. Holman will receive a lump sum payment equal to the sum of his annual base salary in effect on the date of termination and his target bonus for the fiscal year in which the termination occurs, multiplied by 2.5, plus an amount equal to the excise tax payable by Mr. Holman under the Internal Revenue Code as a result of excess parachute payments made to Mr. Holman resulting from the change in control.

         Mr. Holman has also agreed to be bound by non-competition and non-hire provisions that apply until the first anniversary of termination of his employment.

         In connection with the August 2003 agreement, Galyan's issued Mr. Holman the following securities on September 3, 2003: (1) a restricted stock grant of 100,000 shares of the Company's stock, (2) 100,000 options pursuant to the Company's 1999 stock option plan and (3) 200,000 additional options pursuant to a separate stock option agreement approved by the Board of Directors. The grant of restricted stock vests as follows: 40% on September 3, 2003, and 20% on each of the first, second and third anniversaries of Mr. Holman's commencement date of employment. In the event Mr. Holman terminates his employment without cause prior to the first anniversary of his employment, he must forfeit to the Company an amount equal to the value of the restricted stock based upon the date of grant. The options to acquire 200,000 shares of our common stock vest in equal installments over three years, expire seven years after the date of grant and otherwise have substantially the same as the terms of options issued under the 1999 stock option plan. On September 3, 2003, the closing price of a share of Galyan's common stock was $12.00, and the exercise price of the 100,000 shares of common stock issued under the 1999 stock option plan and the 200,000 shares of common stock issued under a separate agreement outside of the plan is $11.43, which was the closing price of Galyan's common stock on September 2, 2003, Mr. Holman's first day of employment.

         C. DAVID ZOBA

         In October 2003, we entered into a new employment agreement with Mr. Zoba, our executive vice president, general counsel and secretary, extending his agreement for two years, with an automatic day-by-day renewal beginning after the first anniversary, so that there is always a one year term remaining under the agreement until either we or Mr. Zoba elect to terminate the agreement or until another event triggering termination occurs. Mr. Zoba's annual base salary was $350,000 for fiscal 2003, and will be at least $375,000 for fiscal 2004 and $400,000 for fiscal 2005. Mr. Zoba will receive a bonus of $100,000 per year if he remains employed by us on the last day of each fiscal year (or a pro rata amount at the end of the term of the agreement, if less than a full year).

         Under the agreement, Mr. Zoba is eligible to receive a target bonus equal to 50% of his base salary if we achieve certain financial objectives, and the target bonus can be increased by an uncapped, additional amount if we exceed our targeted financial objectives by an amount determined by our Board of Directors. Because we did not achieve our financial objectives for 2003, Mr. Zoba received no target bonus for fiscal 2003, but did receive $100,000 for remaining employed at the end of the fiscal year. Under the agreement, Mr. Zoba is eligible to receive an annual grant of stock options pursuant to our 1999 stock option plan.

         If Mr. Zoba's employment is terminated by us without cause or by Mr. Zoba for good reason, he will be entitled to receive all earned but unpaid salary and benefits as of the date of termination and a lump sum payment equal to his target bonus for the fiscal year of termination. In addition, he will receive severance pay comprised of a lump sum payment equal to his then current base salary, continued health coverage and a payment equal to what he would have received under our retirement plans, for the longer of one year from the date of termination or two years from the date of his employment agreement. In the event of a change in control of the Company, unvested options previously granted to Mr. Zoba shall immediately become vested on the date of such change of control.

         Mr. Zoba has also agreed to be bound by non-competition and non-hire provisions that apply until the later of the second anniversary of termination of his employment or three years from the date of the agreement.

AGREEMENT WITH ROBERT B. MANG, OUR FORMER CHIEF EXECUTIVE OFFICER AND CHAIRMAN

         We entered into an agreement with Robert B. Mang, our former Chief Executive Officer and Chairman of the Company, formalizing his separation arrangements with us. Under the agreement, Mr. Mang resigned from his position as an officer of Galyan's effective March 1, 2004, and agreed to resign as a director of Galyan's no later than May 14, 2004. Under the terms of our separation agreement with him, Mr. Mang will remain an employee of Galyan's, assisting Mr. Holman, our new Chief Executive Officer, with merchandising, marketing and other transition issues, for a period ending no later than May 31, 2004. During his transitional period of employment, Mr. Mang will receive his normal base salary at the rate of $650,000 per year (payable under our normal payroll arrangements). In addition, within ten business days after the end of his transitional period of employment, Mr. Mang will receive a bonus payment in the gross amount of $585,000 (subject to reductions for taxes), representing his target bonus for fiscal 2004, a severance payment in the gross amount of $866,667 (subject to reductions for taxes), and a lump sum equal to the benefits that Mr. Mang would have accrued under Galyan's retirement plans through July 1, 2005 were he to remain employed through such date. In addition, all unvested options granted to Mr. Mang vest on May 31, 2004, and those and all other outstanding options were made exercisable until March 31, 2006. We have also agreed to allow Mr. Mang, partially at his expense, to continue his group health insurance coverage through September 30, 2005. Under the agreement, Mr. Mang waived all other consideration to which he may have been entitled and released us from any and all claims related to his employment. He also agreed not to compete with us directly or indirectly or to solicit any of our employees for a one-year period.

CONSULTING AGREEMENT WITH CHARLES F. NELSON, OUR FORMER SENIOR VICE PRESIDENT, MINISTER OF CULTURE

         In January 2004, we entered into a consulting arrangement with Charles Nelson, formerly our Senior Vice President, Minister of Culture, under which we agreed that he would retire effective January 31, 2004, and that Galyan's would pay him $10,000 per month for twelve months for employee and executive search services. We have also agreed to pay him a success fee of 25% of the salary and bonus earned in the first year by any person hired by the Company as a result of the efforts of Mr. Nelson. Any success fees will be credited against the monthly retainer. If both Mr. Nelson and Galyan's agree, the term of the agreement may be extended one year. In connection with the agreement, Galyan's also agreed to extend the exercise period for Mr. Nelson's options until January 31, 2006. In addition, Mr. Nelson released Galyan's of any potential claims, and agreed not to compete with Galyan's or solicit for hire any of Galyan's employees for a two year period ending January 31, 2006.

CONSULTING AGREEMENTS

         See "Compensation Committee Interlocks and Insider Participation" below for a description of an oral consulting agreement that we have with Mr. Starrett and the oral consulting agreement that we had with Mr. Matthews, which was terminated in May 2003.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         THIS SECTION OF THE PROXY STATEMENT WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY OF OUR FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND WILL NOT OTHERWISE BE DEEMED "FILED" UNDER EITHER SUCH ACTS.

         The Galyan's Compensation Committee of the Board of Directors (the "Committee") is responsible for developing and administering the policies and practices associated with the total compensation for executives, subject to the approval of the Board as deemed necessary or appropriate, and making recommendations to the Board on all elements of compensation of our executive officers. The Committee also has the authority to administer and make award grants under the 1999 Stock Option Plan. The Committee also has authority to administer option award grants made to Mr. Holman in September 2003 and March 2004.

EXECUTIVE COMPENSATION PHILOSOPHY

         It is the philosophy of the Committee that a significant portion of each executive's possible compensation be directly linked to Galyan's performance and appreciation in shareholder value. Thus, a significant portion of each executive's compensation is "at risk." The guiding principles behind total compensation for executive officers are as follows:

         o Provide a competitive total compensation package that enables us to attract, retain and motivate executive talent to achieve our goals and objectives.

         o Provide variable compensation opportunities on an annual basis that are directly linked to Galyan's performance goals.

         o Provide long-term equity participation that aligns executive compensation with appreciated shareholder value.

         o    Recognize and reward individual performance.

BASE SALARY

         The Committee sets base salaries, which are subject to annual adjustment, by the Committee, except that the base salaries for Messrs. Holman and Zoba are set forth in employment agreements we have entered into with each of them. The Committee strives to set and maintain base salaries at levels competitive with those paid by other retailers. In setting base salary levels, the Committee considers, among other factors it may deem relevant in the circumstances, salaries for comparable positions at comparable retail companies, using independent survey data of other representative retailers, adjusted for company size. The Committee also sets base salary levels based on its subjective assessment of individual performance and future contributions, satisfaction of Galyan's performance objectives, competitive issues, length of service and internal equity in light of the executives' relative positions and responsibilities.

SHORT-TERM INCENTIVE COMPENSATION

         Each year, the Committee establishes an annual incentive compensation program that provides for cash awards based upon the achievement of specific performance objectives established by the Committee based on operating income, earnings per share or a similar financial performance metric. If Galyan's achieves the Committee's financial performance objective, each executive officer will earn a "target" bonus established by the Committee with respect to the officer. Although the Committee has discretion to determine "target" bonus levels, each executive's "target" bonus level generally ranges from 30% to 90% of his or her base salary. The Committee sets a minimum financial performance standard below which no executive officer will be entitled to any of his or her "target" bonus, and also establishes whether and the extent to which partial bonuses will be paid for performance that exceeds the minimum standard but falls short of the original goal, as well as the extent to which bonuses greater than the applicable "target" will be paid for performance that exceeds goals. There are no caps on the maximum level of bonuses. For fiscal 2003, Galyan's financial performance objectives were based on various specific and confidential operating income goals. The fiscal 2003 goals were not achieved. Accordingly, no fiscal 2003 bonuses were paid to executives.

LONG-TERM INCENTIVE COMPENSATION

         The Committee intends to make annual grants of stock options under the 1999 Stock Option Plan to provide long-term equity participation that help to further align management's interests with the interests of Galyan's shareholders. The Committee believes that option grants promote the continuity of management and focus performance on long-term strategic and financial goals and objectives, including improvement in shareholder value. In determining the number of options to grant to an executive officer, the Committee takes into consideration the position of the individual, the Committee's subjective assessment of his or her performance, the individual's previous and anticipated contribution to Galyan's success and grant history, total compensation paid to the executive, possible dilutive effects of the award, possible future stock values, and industry practices and trends in general, with no one factor being accorded any special weight. Each grant typically allows the individual to acquire shares of our common stock at a price that is not less than the fair market value of the shares at the close of business on the grant date. The options typically vest in equal annual installments over a three-year period and have a maximum term of seven years.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER FOR FISCAL 2003

         Robert B. Mang was appointed Chairman of the Company and Chief Executive Officer effective October 1, 2000, and served in that capacity until his resignation as an officer on March 1, 2004. Pursuant to the terms of his employment agreement, Mr. Mang received a base salary of $600,000 in fiscal 2003. In addition, pursuant to the terms of his separation arrangement, Mr. Mang will receive various payments described above under the heading "Employment Agreements and Other Arrangements - Agreement with Robert B. Mang, our Former Chief Executive Officer and Chairman."

SHORT-TERM INCENTIVE COMPENSATION

         For fiscal 2003, Mr. Mang did not receive an incentive cash award under the annual incentive compensation program established by the Committee. Mr. Mang's "target" bonus for purposes of the annual incentive compensation plan for fiscal 2003 was 90% of his base salary.

LONG-TERM INCENTIVE COMPENSATION

         For fiscal 2003, Mr. Mang received stock option grants covering 72,000 shares of Galyan's common stock as part of Galyan's program of annual option grants. The stock options have a three-year vesting period, a maximum term of seven years, and the exercise price was set at the fair market value of the underlying stock on the date of grant. Pursuant to the terms of his separation arrangements with Galyan's, these options and all other unvested options held by Mr. Mang shall vest on May 31, 2004 and be exercisable until March 31, 2006. The number of shares subject to such option grant to Mr. Mang was determined after taking into consideration his position, the Committee's subjective assessment of his performance and his previous and anticipated contribution to Galyan's success, his total compensation, possible dilutive effects of the award, possible future stock values, and industry practices and trends in general with no one factor being accorded any special weight.

TAX TREATMENT

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation in excess of $1,000,000 paid for any fiscal year to the corporation's chief executive officer or to any of the four other most highly compensated executive officers as of the end of the fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Committee currently intends to structure stock option grants as qualifying performance-based compensation for this purpose. Current base salary and anticipated bonus levels are not expected to exceed or materially exceed the
Section 162(m) limit.

         The Board of Directors and Committee endeavor to maximize the deductibility of compensation under Section 162(m) of the Internal Revenue Code to the extent practicable while maintaining competitive compensation. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Committee's efforts, that compensation intended by the Committee to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

                                    Submitted by the Compensation Committee

                                    Norman S. Matthews, Chair
                                    Frank J. Belatti
                                    Timothy J. Faber
                                    John M. Roth
                                    Peter Starrett

                       PERFORMANCE MEASUREMENT COMPARSION

         The following graph compares the cumulative total shareholder return on a $100 investment in our common stock with the cumulative total return of a $100 investment in (a) the Russell 2000 Index and (b) S&P 500 Specialty Retail Index (a published industry index). The graph is intended to provide a relevant comparison of total returns for the period from June 27, 2001 (the day our common stock commenced trading) through March 29, 2004. Because our stock began trading on June 27, 2001, the information in the graph is provided at fiscal quarter-end intervals and at March 29, 2004, the record date for our annual meeting. The total return on the common stock is measured by dividing the difference between the common stock price at the end and the beginning of the measurement period by the common stock price at the beginning of the measurement period. The graph for our Company and each of the indices also assumes the reinvestment of dividends. Note: We caution that past stock price performance shown for our common stock is not necessarily indicative of future price performance.

         THIS PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY OF OUR FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR OTHERWISE DEEMED "FILED" UNDER EITHER SUCH ACTS.

                         GALYAN'S TRADING COMPANY, INC.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                         JUNE 27, 2001 TO MARCH 29, 2004
                          TOTAL RETURN TO SHAREHOLDERS
                         (DIVIDENDS REINVESTED MONTHLY)


                                [GRAPHIC OMITTED]
     EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC AS FOLLOWS:

                                                     INDEXED RETURNS
                   Base                              Quarter Ending
                  Period
Company / Index   6/27/01  8/4/01  11/3/01   2/2/02   5/4/02  8/3/02   11/2/02  2/1/03  5/3/03   8/2/03   11/1/03  1/31/04  3/29/04
-----------------------------------------------------------------------------------------------------------------------------------
GALYANS TRADING
CO INC              100     59.60   53.74     65.46    93.36   60.58    56.08   49.54    78.90    56.42     64.04   43.04    48.12

RUSSELL 2000
INDEX               100     98.41   87.80     97.64   104.55   77.07    78.81   76.77    84.43    97.25    110.04  121.31   122.08

S&P 500
SPECIALTY
RETAIL              100    104.17   87.77    107.31   106.10   72.77    78.16   66.50    82.09    89.72    106.79  102.08   107.04


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         Our Compensation Committee consists of Norman S. Matthews, as Chairman, Frank J. Belatti, Timothy J. Faber, John M. Roth and Peter Starrett. None of the members is an employee or was formerly one of our officers or an officer of one of our subsidiaries. However, Mr. Faber is Vice President Treasury/Mergers and Acquisitions of Limited Brands, Inc., Mr. Starrett provides consulting services to Galyan's, Mr. Matthews provided consulting services until May 2003, when the arrangement for such services was terminated, and Mr. Roth is Vice President and Managing Member of FS Capital Partners LLC, which is the general partner of FS Equity Partners IV, L.P. Certain transactions and relationships between us and Limited Brands, Messrs. Matthews and Starrett and Freeman Spogli or their respective affiliates are described below.

TRANSACTIONS WITH FREEMAN SPOGLI AND LIMITED BRANDS

         In connection with our 1999 recapitalization, we declared a dividend in the form of a warrant to Limited Brands to purchase 1,350,000 shares of our stock with an initial exercise price on September 1, 1999 of $10.00 per share. Under the terms of the warrant, on the first day of each month from and including October 1999 to and including September 2000, the exercise price increased by an amount equal to 3 1/3% of the initial exercise price. On the first day of each month thereafter, the exercise price increases by an amount equal to 3 1/3% of the exercise price in effect on the preceding September 1. This results in an increase of the exercise price at a rate of 40.0% per year. The warrant became exercisable upon the completion of our initial public offering in July 2001 and will expire in August 2009.

         We are party to a stockholders agreement with FS Equity Partners IV, L.P., Limited Brands, Inc., and G Trademark, Inc. See "Information Regarding Certain Directorships and Voting Arrangements" above for a description of the stockholders agreement. In addition, we are party to a 1999 registration rights agreement granting FS Equity Partners IV, L.P., Limited Brands, Inc. and G Trademark, Inc. rights to require us to register their shares for public resale, pursuant either to a demand made by these shareholders or pursuant to a request to participate in offerings to be made by the Company.

         Limited Brands is a guarantor of our obligations under our real property leases for eight of our stores: (1) Woodbury, Minnesota store, (2) Minnetonka, Minnesota store, (3) Dublin, Ohio store, (4) Schaumburg, Illinois store, (5) Buford, Georgia store, (6) Atlanta, Georgia store, (7) Castleton, Indiana store, and (8) Gaithersburg, Maryland store. We have agreed to reimburse Limited Brands for any amounts that they may be required to pay under these guarantees. To date, they have made no payments.

         In December 2003, we acquired from an affiliate of Limited Brands approximately 37 acres of land that is adjacent to our distribution center in Plainfield, Indiana for a purchase price of approximately $2.2 million. The price was based upon an independent appraisal, with a reduction from the appraised price to reflect costs savings to Limited Brands associated with not having to pay brokerage fees.

CERTAIN AGREEMENTS AND ARRANGEMENTS WITH DIRECTORS

         Mr. Starrett, who is a consultant to Freeman Spogli & Co., has a verbal consulting agreement with us, under which we pay him $50,000 per year, for his consulting services. Either party can terminate this agreement at any time.

         From August 1999 until May 2003, we had a consulting agreement with Mr. Matthews under which we paid him $100,000 per year. In fiscal 2003, we paid Mr. Matthews $25,000 for the period of services prior to the May 2003 termination of such consulting agreement. In August 2000, we loaned Mr. Matthews $75,000 in connection with his purchase from us of 10,000 shares of our common stock, and Mr. Matthews issued to us a full recourse promissory note for the amount borrowed, bearing simple interest at 7.5% per annum and secured by the additional shares of common stock. Mr. Matthews repaid the borrowed amount (together with all accrued interest) in full in March 2004. Mr. Matthews is a consultant to Freeman Spogli & Co.

         In addition, on May 30, 2003, we granted Mr. Matthews 15,000 options to purchase our common stock at an exercise price of $13.66 per share.

         None of our executive officers serves on the compensation committee or board of directors of any other company on which any of the members of our Compensation Committee or any of our directors is an executive officer.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         THIS SECTION OF THE PROXY STATEMENT WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY OF OUR FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND WILL NOT OTHERWISE BE DEEMED "FILED" UNDER EITHER SUCH ACTS.

         Our Audit Committee is comprised of Byron E. Allumbaugh, George R. Mrkonic, Jr. and Michael Goldstein (Chairman). Each of the members of the Audit Committee is independent as defined under the listing standards of the Nasdaq National Market. The Board of Directors of the Company has determined that Michael Goldstein, Chair of the Audit Committee, is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. The Committee operates under a revised written charter adopted by our Board on March 9, 2004 and attached to this proxy statement as APPENDIX A. The Audit Committee appoints our independent accountants.

         Galyan's management is responsible for preparing our financial statements, internal controls and financial reporting process. Galyan's independent accountants, Deloitte & Touche LLP, are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with the integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent accountants included in their report on Galyan's consolidated financial statements. Furthermore, the Audit Committee's considerations and discussions with management and the independent accountants do not assure that Galyan's consolidated financial statements are presented in accordance with generally accepted accounting principles, that the audit of Galyan's consolidated financial statements has been carried out in accordance with generally accepted auditing standards, or that the independent accountants are in fact "independent."

         The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 (Audit Adjustments) and Statement on Auditing Standards No. 90 (Audit Committee Communications). Our independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

         Based on the reviews and discussions mentioned above and the report of the independent accountants to the Audit Committee, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee, exercising its business judgment, recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended January 31, 2004, filed with the Securities and Exchange Commission.

                                         Submitted by the Audit Committee

                                         Michael Goldstein, Chairman
                                         Byron E. Allumbaugh
                                         George R. Mrkonic, Jr.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH FREEMAN SPOGLI, LIMITED BRANDS AND CERTAIN DIRECTORS

         See "Compensation Committee Interlocks and Insider Participation" and "Information Regarding Certain Directorships and Voting Arrangements" above for descriptions of certain transactions and relationships between us and Freeman Spogli and Limited Brands or one or more of their respective affiliates, and certain members of our Board of Directors.

STOCK SALES TO EXECUTIVE OFFICERS AND DIRECTORS PRIOR TO OUR INITIAL PUBLIC OFFERING

         In October 1999, David M. Pritchett and Lindsay J. Rice purchased 11,000 and 10,000 shares of common stock, respectively, for a purchase price of $110,000 and $100,000 respectively, and we lent them $50,000 and $50,000, respectively, to finance the purchase of a portion of these shares. Each person issued to us a full recourse promissory note for the amount borrowed. Each note bears simple interest at 7.5% per annum and accrued interest is payable in arrears on March 31 of each year commencing on March 31, 2000. The principal balance of, and all accrued and unpaid interest on, each note is due and payable on October 15, 2004. The notes are secured by shares of common stock owned by these individuals. As of March 31, 2004, after reflecting payments for accrued interest for the period ending December 31, 2003, the outstanding principal balance plus accrued interest due from each of Messrs. Pritchett and Rice was approximately $50,938.

         In May 2001, C. David Zoba purchased 30,000 shares of common stock at $19.00 per share, which represented the fair value of the shares at that time, for a purchase price of $570,000. We loaned $285,000 to Mr. Zoba to finance the purchase of a portion of those shares. Mr. Zoba issued to us a full recourse promissory note for the amount borrowed, bearing simple interest at 7.5% per year and secured by his shares of common stock. In February 2003, Mr. Zoba repaid the borrowed amount (together with all accrued interest) in full.

AGREEMENTS WITH EXECUTIVE OFFICERS

         See "Employment Agreements and Other Arrangements" above for a description of certain agreements we have entered into with certain of named executive officers.

         In addition to those agreements, we entered into an employment agreement with each of Jeffrey R. Brown, Lindsay J. Rice and Edward J. Brett on December 12, 2003, December 12, 2003 and January 20, 2004, respectively. Each of those agreements provides for a term of two years, with an automatic day-by-day renewal beginning after the first anniversary, so that there is always a one year term remaining under the agreement. The initial base salary for the executive under each of the agreements is $265,000, and is to be adjusted under the Company's normal salary review procedures. Each executive is also eligible to receive a target bonus equal to 35% of his base salary if we achieve certain financial objectives. The target bonus can be increased by an uncapped, additional amount if we exceed our targeted financial objectives by an amount determined by our Board of Directors. Because we did not achieve our financial objectives for 2003, none of the executives received a target bonus for fiscal 2003. Each executive is also eligible under his agreement to receive an annual grant of stock options pursuant to our 1999 Stock Option Plan. If the executive is terminated by us without cause or by the executive for good reason, he will be entitled to receive all earned but unpaid salary and benefits as of the date of termination and the annual bonus, if any, for that fiscal year based upon the Company's actual performance and paid consistent with the administration of the Company's regular annual bonus program. In addition, he will receive severance pay constituting the continuation of his then current base salary and health coverage and a payment equal to what he would have received under our retirement plans for the longer of one year from the date of termination of his employment or two years from the date of the agreement. In the event of a change in control of the Company, unvested options previously granted to the executive will immediately become vested on the date of such change of control. Each executive also agreed to be bound by non-competition and non-hire provisions that apply until the first anniversary of termination of his employment.

         In June 2003, we entered into a separation agreement with Joan M. Hurley, formerly our Senior Vice President, Communications and Community Relations, under which we agreed to pay Ms. Hurley her annual base salary of $160,000 per year during a one-year period, with potential reduction for income earned by her from third parties, and some excess benefits costs, in exchange for a release from Ms. Hurley of any potential claims and an agreement by her not to compete with us or solicit for hire any of our employees during the one year period.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act and SEC regulations require our directors, certain officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and NASDAQ. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such reports that we received, and on written representations from certain reporting persons, we believe that, other than a late Form 4 filing by each of Messrs. Allumbaugh, Belatti, Mang and Mrkonic, our directors, officers and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements during fiscal 2003.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Our Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as our independent public accountants for fiscal year 2004. Deloitte & Touche LLP has served as our independent public accountants since 1999. Services provided to us by Deloitte & Touche LLP in fiscal 2003 included the audit of our consolidated financial statements for the year ended January 31, 2004, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission, and consultations on various tax matters.

         We expect representatives of Deloitte & Touche LLP to be at the Annual Meeting and to be available to respond to appropriate questions from shareholders. We will give the Deloitte & Touche LLP representatives an opportunity to make a statement if they desire.

FEES PAID TO INDEPENDENT AUDITORS

         AUDIT FEES. The aggregate fees billed for audit services rendered by Deloitte & Touche LLP in 2003 and 2002 totaled approximately $270,000 and $232,000, respectively. Services rendered in this category consisted of:

         o  audits of the consolidated financial statements;

         o reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q;

         o professional services rendered in connection with a consent included in Form S-8 filing for hiring of President and Chief Operating Officer;

         o professional services rendered in connection with a consent included in Form S-8 filing for establishment of an employee stock purchase plan; and

         o services associated with periodic reports and other documents filed with the Securities and Exchange Commission.

         AUDIT-RELATED FEES. The aggregate fees billed in 2003 and 2002 for assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of the Company's financial statements totaled approximately $147,000 and $14,000, respectively. Services rendered in this category consisted primarily of:

         o  internal control reviews;

         o  Section 404 readiness consultation; and

         o  financial statement audits of employee benefit plans.

         TAX FEES. The aggregate fees billed in 2003 and 2002 for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice and tax planning totaled approximately $113,000 and $138,000, respectively. Services rendered in this category consisted primarily of:

         o tax planning and other non-compliance consultation, including tax audit assistance;

         o professional services rendered in connection with the establishment of a new wholly owned subsidiary;

         o  sale leaseback accounting review;

         o tax compliance and ruling requests, including federal and state tax return preparation; and

         o advice and assistance in implementing a change in accounting method for tax purposes of Internal Revenue Service regulations related to uniform capitalization costs of inventory.


         The Audit Committee approves all audit-related and non-audit related services, and does not delegate these responsibilities except that pre-approval of non-audit services may be delegated to a single member of the Audit Committee. In fiscal 2003, the Audit Committee pre-approved Deloitte and Touche LLP's provision of all non-audit services, and determined that Deloitte and Touche LLP's provision of the non-audit services is compatible with maintaining Deloitte and Touche LLP's independence.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, the proxies will be voted in accordance with the judgment of the persons voting.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /S/ C. DAVID ZOBA

                                        C. David Zoba
                                        EXECUTIVE VICE PRESIDENT,
                                        GENERAL COUNSEL AND SECRETARY

Plainfield, Indiana
Dated:  April 30, 2004

                                   APPENDIX A

                         GALYAN'S TRADING COMPANY, INC.
                             AUDIT COMMITTEE CHARTER

A. NAME

         There shall be a committee of the Board which shall be called the Audit Committee.

B. PURPOSE

         The Audit Committee shall be directly responsible for the appointment, compensation and oversight over the work of the Company's public accountants.

         The Audit Committee shall monitor (1) the integrity of the financial statements of the Company and of the Company's systems of internal accounting and financial controls, (2) the Company's compliance with legal and regulatory requirements, (3) the public accountants' qualifications and independence, (4) the performance of the Company's public accountants and (5) the establishment and performance of the Company's internal audit functions.

         The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement. The Audit Committee Charter shall be included as an appendix to the Company's proxy statement at least once every three years.

C. COMMITTEE MEMBERSHIP

         The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee shall satisfy the independence, experience and financial expertise requirements of the NASDAQ and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. Director's fees are the only compensation that an Audit Committee member may receive from the Company.

         The Board shall appoint the members of the Audit Committee annually, considering the recommendation of the Nominating and Corporate Governance Committee, and further considering the views of the Chairman of the Board and the Chief Executive Officer, as appropriate. The members of the Audit Committee shall serve until their successors are appointed and qualify, and shall designate the Chairperson of the Audit Committee. The Board shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it, subject to such new member(s) satisfying the independence, experience and financial expertise requirements referred to above. Except as expressly provided in this Charter or the by-laws of the Company or the Corporate Governance Guidelines of the Company, or as otherwise provided by law or the rules of the NASDAQ, the Audit Committee shall fix its own rules of procedure.

D. COMMITTEE AUTHORITY AND RESPONSIBILITIES

         The Audit Committee shall have the sole authority to appoint or replace the public accountants and shall approve all audit engagement fees and terms and all non-audit engagements with the public accountants. The Audit Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a single member of the Audit Committee. In its capacity as a committee of the Board, the Audit Committee shall be directly responsible for the oversight of the work of the public accounting firm (including resolution of disagreements between management and the public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the public accounting firm shall report directly to the Audit Committee.

         The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the committee and carry out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities. The Audit Committee shall meet periodically with management, the internal auditors and the public accountants in separate executive sessions in furtherance of its purposes. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or public accountants to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

         The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

         In performing its functions, the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute and implement the purposes of the Audit Committee. The following functions are some of the common recurring activities of the Audit Committee in carrying out its oversight responsibility:

         o Review and discuss with management and the public accountants the Company's annual audited financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

         o Review and discuss with management and the public accountants the Company's quarterly financial statements, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" or similar disclosures, and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, prior to the filing of its Form 10-Q, including the results of the public accountants' reviews of the quarterly financial statements to the extent applicable.

         o Review and discuss with management and the public accountants, as applicable, (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any management letter provided by the public accountants and the Company's response to that letter;
         (d) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the public accountants' activities or on access to requested information and management's response thereto; (e) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (f) earnings press releases (paying particular attention to any use of "proforma" or "adjusted" non-GAAP, information), as well as financial information and earnings guidance (generally or on a case-by-case basis) provided to analysts and rating agencies.

         o Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

         o Obtain and review a report from the public accountants at least annually regarding all relationships between the public accountants and the Company. Evaluate the qualifications, performance and independence of the public accountants, including a review and evaluation of the lead partner of the registered public accountant and taking into account the opinions of management and the Company's internal auditors.

         o Ensure that the lead audit partner of the public accountants and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002.

         o Recommend to the Board policies for the Company's hiring of employees or former employees of the public accountants who were engaged on the Company's account (recognizing that the Sarbanes-Oxley Act of 2002 does not permit the CEO, controller, CFO or chief accounting officer to have participated in the Company's audit as an employee of the public accountants during the preceding one-year period).

         o Discuss with the public accountants any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement.

         o Discuss with management and the public accountants any accounting adjustments that were noted or proposed by the registered public accountants but were passed (as immaterial or otherwise).

         o Discuss with the public accountants the internal audit function and the audit plan responsibilities, budget and staffing.

         o Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

         o Review disclosures made by the Company's principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

         o Review any reports of the public accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the public accountants any information with respect to illegal acts in accordance with Section 10A.

         o Review and approve the Audit Committee report required to be included in the Company's annual proxy statement.

         o Ensure that the Company establishes and maintains an internal audit function.

         o Determine that management has established, reviewed and updated periodically an Ethics Policy, particularly with regard to senior management. Recommend to the Board proposed modifications, if any, to the Company's Ethics Policy, and consider any request for waivers of the Company's Ethics Policy in respect of any of the Company's executive officers. The Company shall make disclosure of any waivers required by (and in accordance with) applicable law and listing standards.

         o  Review and approve all related-party transactions.

         o Review with the Company's general counsel legal or regulatory matters that may have a material impact on the Company's financial statements or its compliance or reporting policies.

E. LIMITATIONS OF AUDIT COMMITTEE'S ROLES

         While the Audit Committee has the responsibilities and powers set forth in its Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the registered public accountants.


Adopted on March 9, 2004.

                                   APPENDIX B

                         GALYAN'S TRADING COMPANY, INC.
                   NOMINATING AND GOVERNANCE COMMITTEE CHARTER



A.  NAME

         There shall be a committee of the Board, which shall be called the Nominating & Governance Committee.

B.  PURPOSE

         The Nominating & Governance Committee shall (1) identify individuals qualified to become Board members, and recommended that the Board select the director nominees for the next annual meeting of shareholders; and (2) develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company.

C.  COMMITTEE MEMBERSHIP AND PROCEDURES

         The Nominating & Governance Committee shall consist of no fewer than two members. The Board shall appoint the members of the Nominating & Governance Committee. The members of the Nominating & Governance Committee shall serve until their successors are appointed and qualify, and shall designate the Chairman of the Nominating & Governance Committee. The Board shall have the power at any time to change the membership of the Nominating & Governance Committee and to fill vacancies in it, subject to such new member (s) satisfying the independence requirements established by NASDAQ (if, and to the extent, such NASDAQ independence rules apply to the Company). Except as expressly provided in this Charter, the by-laws of the Company or the Corporate Governance Guidelines of the Company, the Nominating & Governance Committee shall fix its own rules of procedure.

D.  COMMITTEE AUTHORITY AND RESPONSIBILITIES

         o The Nominating & Governance Committee shall develop qualification criteria for Board members, and actively seek, interview and screen individuals qualified to become Board members for recommendation to the Board in accordance with the Corporate Governance Guidelines. The Nominating & Governance Committee shall take into account the obligations of the Company under the Stockholders Agreement dated as of August 31, 1999, as amended, (the "Stockholders Agreement"), among FS Equity Partners IV, L.P., G Trademark, Inc., The Limited, Inc. and the Company.

         o The Nominating & Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms. The Nominating & Governance Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

         o The Nominating & Governance Committee shall oversee the evaluation of the executive management of the Company and make recommendations to the Board as appropriate.

         o The Nominating & Governance Committee shall review and reassess at least annually the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval.

         o The Nominating & Governance Committee shall make regular reports to the Board.

         o The Nominating & Governance Committee shall serve in an advisory capacity to the Board and Chairman of the Board on matters of organizational and governance structure of the Company and the conduct of the Board.

         o The Nominating & Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Nominating & Governance Committee shall annually review its own performance.

         o Subject to the provisions and obligations in the Stockholders Agreement, the Nominating & Governance Committee shall review annually, or more often if appropriate, the directors who are members (including qualifications and requirements), structure (including authority to delegate) and performance of committees of the Board (including reporting to the Board), and make recommendations to the Board, as appropriate.

         o The Nominating & Governance Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board's performance, to be discussed with the full Board following the end of each fiscal year.

         o Subject to the provisions and obligations in the Stockholders Agreement, the Nominating & Governance Committee shall advise on changes in Board compensation.


Adopted on March 9, 2004.

                                   APPENDIX C

                         GALYAN'S TRADING COMPANY, INC.
                                  ETHICS POLICY



WHAT WE STAND FOR

         Galyan's desires to promote honest and ethical conduct. Every member of the Galyan's community - directors, executives, management and Associates - has a duty to comply with all applicable law and adhere to our standards of business ethics, as outlined in this Ethics Policy. This Ethics Policy sets forth the fundamental principles of law and ethics governing the way we do business. The members of our board of directors are subject to this Ethics Policy, as well as applicable law and additional guidance relating to their special responsibilities. All executives, management and Associates are subject to this Ethics Policy, as well as applicable law and the policies and procedures set forth in the Galyan's Associate Handbook (revised August 2003), which contains additional information that supplements this policy.

         Please review these points, and commit to them. They are important to each of us, and to the business as a whole.

                               COMPLY WITH THE LAW

         While performing your job, you must obey all applicable local, state, and federal laws and regulations, as well as the applicable laws and regulations of any foreign country in which we transact business. Also, don't assist others in taking, and don't allow others to take, actions that would be in violation of law or this policy. All questions of law should be directed to the General Counsel of the Company.

               PROTECT COMPANY ASSETS AND CONFIDENTIAL INFORMATION

         Confidential or sensitive information must not be disclosed to any person (either inside or outside the Company) without a legitimate business reason. In no event should any confidential information or trade secrets be used by you for personal benefit or for the benefit of any competitor. As an Associate of the Company, you are legally required to protect the confidentiality of our information and trade secrets - even if you are no longer an Associate.

         You are expected to use your work time for the benefit of the Company. Our premises, equipment, documents, data, software, supplies, and support services are furnished to you to further the Company's business and interests. Inventions, designs, and innovations that you conceive or devise are assets of the Company when they (1) arise out of or are suggested by the Company's confidential information or trade secrets or any work you performed for the Company, or (2) result from your use of the Company's time, facilities, or assets. You are expected to take due care in safeguarding the Company's tangible and intangible assets against loss or unauthorized use. Misuse of your Associate discount privileges is also a violation of this policy.

                              KEEP ACCURATE RECORDS

         Our books and records must be accurate and complete and fairly reflect the underlying transactions. All accounting entries must comply with generally accepted accounting principles and all other accounting policies of the Company. No document, record, or report should contain misrepresentations, or material omissions.

                           COMPLY WITH SECURITIES LAWS

         The Company has adopted a policy statement prohibiting trading of any securities based on inside information. You are expected to be familiar with this policy and to comply with it in all respects. The Company has also adopted a Disclosure Policy limiting the number of people who may discuss our Company's performance with securities analysts and the media. Unless you are a specifically authorized person, you should not discuss any performance related matters. If you have not already received these policy statements, you should request copies from the Human Resources department.

                         COMPLY WITH LAWS ON COMPETITION

         We have full confidence in our ability to succeed and prosper in a free marketplace. Our competitive advantage is the superiority of our Associates, merchandise, stores, and services. We don't tolerate illegal restraints of trade or unfair competition. Don't enter into any discussions or arrangements with competitors or suppliers that affect competitive pricing, marketing, or labor practices.

                           AVOID CONFLICTS OF INTEREST

         Don't use your position with the Company to obtain a personal benefit of any kind. All business decisions must be based on and promote the best interests of the Company. Avoid any action or relationship that creates a conflict between the Company's interests and your personal or immediate family's interests. (An example: having an interest in a non-public Company that competes or does business with our Company or any of its affiliates.) While the Company respects your privacy, as well as your right to conduct your personal affairs without interference, you must make prompt, complete, and continuing disclosure of all facts relating to any actual or potential conflict in accordance with the procedures for compliance outlined below. The situation may be allowed to continue, but only if it is determined not to be detrimental to the interests of the Company.

                          COOPERATE WITH INVESTIGATIONS

         You must cooperate fully with any inquiry or investigation undertaken at the Company's direction by its attorneys, investigators, internal auditors, or independent public accountants.

                          WE PROHIBIT CORRUPT PRACTICES

         The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to foreign government officials or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country. In addition, the U.S. government has a number of laws and regulations regarding business gratuities which may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. The Company's General Counsel can provide guidance to you in this area.

                            COMPLY WITH CUSTOMS LAWS

         We have a strict policy of complying with all legal requirements associated with the importation of goods into the United States.

                        BUSINESS ENTERTAINMENT AND GIFTS

         The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships. No gift or entertainment should be offered, given, provided or accepted by any Company employee, family member of an employee or agent unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value (not more than $50 unless approved by your General Merchandise Manager or Senior Vice President), (4) cannot be construed as a bribe or payoff and (5) does not violate any laws or regulations. Please discuss with your General Merchandise Manager or Senior Vice President any gifts or proposed gifts which you are not certain are appropriate.

                     COMPLY WITH LAWS ON POLITICAL ACTIVITY

         Although we encourage the participation of our Associates in the democratic process, the Company's political activities are strictly regulated by federal, state, and local laws. The Company's resources should never be used for, or committed to, any political activity without prior written approval of the General Counsel of the Company.

      What special obligations apply to Associates with financial reporting responsibilities?

         Because of Galyan's status as a public company, the Chief Executive Officer and all Associates in the Galyan's finance department are subject to the following special obligations: (1) act with honesty and integrity, (2) provide information that is accurate, complete, objective, relevant, timely and understandable to ensure full, fair, accurate, timely and understandable disclosure in reports and documents that Galyan's files with, or submits to, governmental agencies and in other public communications and (3) promptly report any conduct that the individual believes to be a violation of law or business ethics or any provision of the Ethics Policy in accordance with the procedures set forth under the heading "Accounting Complaints" below.

              WHAT HAPPENS WHEN THERE'S A VIOLATION OF THIS POLICY?

         All violations of this Ethics Policy - no matter how trivial they may seem at the time - are harmful to the interests of the Company and will be treated accordingly. Violations will result in appropriate disciplinary action, up to and including termination of employment, recovery of damages, and filing of criminal charges.

                   PROCEDURES FOR COMPLIANCE WITH THIS POLICY

         It is the responsibility of all managers to lead by example, ensuring that other Associates understand and comply with this policy and fostering an environment that promotes compliance. It is your responsibility as an Associate to comply in all respects and also to report any violations committed by others.

         If you have questions or concerns, or want to report known or suspected violations, you should:

         1. Contact your supervisor immediately. We have an open-door policy, and it encourages you to take all problems to your supervisor for a full and frank discussion.

         2. If you are uncomfortable taking the matter to your supervisor, or if you are not satisfied with the resolution of the matter at that level, contact our Senior Vice President of Human Resources.

         3. If you believe the matter is too sensitive to be handled within your department, or if you are not satisfied with the resolution of the matter at that level, contact our General Counsel, who is also available to all Associates for information and assistance on any matter discussed in this policy.

         THE GENERAL COUNSEL CAN BE REACHED AT ONE GALYANS PARKWAY, PLAINFIELD, IN 46168

         TOLL FREE TELEPHONE:  888-425-9267 OR FAX 317-532-0269
         EMAIL:  DZOBA@GALYANS.COM

                            WAIVERS FROM THIS POLICY

         We expect that members of the Galyan's community will follow the Ethics Policy and that waivers will rarely be requested or granted. Waivers can be granted only by the General Counsel (or a designee of the General Counsel). Waivers for members of the Board of Directors or executive officers can be granted only by the Board of Directors and must be promptly disclosed, along with the reasons for the waiver, in accordance with applicable law and listing requirements.

                                    SPEAK UP!

         If you see something that you think is wrong, don't worry about the repercussions of sharing it. In no event will you or any Associate be subject to reprisals, retribution, or any career disadvantage for complying with the reporting or other requirements of this policy. All inquiries, as well as the identity of reporting Associates, will be kept confidential (except in instances where the Company is required to reveal information in order to enforce this policy or by applicable law or judicial process). Of course, false reporting of violations -- when done knowingly or recklessly - will not be tolerated; but if you have actual knowledge of or a reasonable basis for suspecting a violation, you should err on the side of making the report.

                              ACCOUNTING COMPLAINTS

         The Company's policy is to comply with all applicable financial reporting and accounting regulations applicable to the Company. If any employee, officer or director of the Company has concerns or complaints regarding questionable accounting or auditing matters of the Company, then he or she is encouraged to submit those concerns or complaints (anonymously and confidentially) to the Audit Committee of the Board of Directors (which will, subject to its duties arising under applicable law, regulations and legal proceedings, treat such submissions confidentially). The Company has engaged an independent, third party to give you assurance that your concerns or complaints can be submitted anonymously and confidentially. You may report any concerns regarding the Company's internal accounting controls or auditing matters by calling toll free 1-866-537-4591, or online at HTTP://WWW.OPENBOARD.INFO/GLYN/ or by email at GLYN@OPENBOARD.INFO to leave a confidential and anonymous message with our Audit Committee.



Adopted on March 9, 2004.

                                   APPENDIX D

                         GALYAN'S TRADING COMPANY, INC.
                           2004 STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT ("Agreement") is entered into as of March 1, 2004, by and between Galyan's Trading Company, Inc., an Indiana corporation ("Company"), and Edwin J. Holman ("Optionee").

                                 R E C I T A L S

         A. Optionee is employed by the Company pursuant to an Amended Employment Agreement dated August 29, 2003 ("Employment Agreement").

         B. Company has determined to grant Optionee the right to purchase shares of common stock of the Company pursuant to the terms of this Agreement.

         C. The Options (as hereinafter defined) granted pursuant to this Agreement are not granted pursuant to any plan and shall be subject to approval by Company's shareholders at Company's next annual meeting scheduled for May 21, 2004 (the "Annual Meeting"). Nevertheless, except as provided herein, such Options shall be subject to the same terms and conditions as if they had been granted pursuant to the Galyan's Trading Company, Inc. 1999 Stock Option Plan, as amended ("Plan").

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the parties agree as follows:

1. OPTIONS; NUMBER OF SHARES.

         (a) Subject only to approval by Company's shareholders at the Annual Meeting, Company hereby grants to Optionee the right to purchase (each an "Option" and collectively, the "Options") up to 100,000 shares of common stock, no par value, of the Company ("Common Stock" or "Shares") at a per share price ("Purchase Price") equal to the closing price of Common Stock on the date hereof ($8.74).

         (b) Although the Options are not issued pursuant to the Plan, the Options and the right to purchase all or any portion of the Shares are subject to the terms and conditions stated in this Agreement and in the Plan, as if such Options had been granted pursuant to the Plan. Upon exercise of an Option and payment of the Purchase Price, Optionee shall become a shareholder of the Company, with all rights and privileges of a shareholder of the Company in respect of any Shares issuable upon such exercise. It is intended that the Options will not qualify for treatment as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

2. EXERCISE CRITERIA.

         (a) Unless vesting of the Options is accelerated pursuant to Subsection
(b), one-third of the Options shall become vested on each of the first three anniversaries of the date hereof, provided Optionee is employed by Company on such anniversary date.

         (b) Upon a Change in Control (as defined in Section 7 of the Employment Agreement), all outstanding Options shall become 100% vested.

         (c) If the Plan and the outstanding Options terminate pursuant to
Section 13(b) of the Plan (with no substitution, assumption, settlement, or other continuation), and ten days' notice referred to in Section 13(b) is required to be given to Optionee (or would be required to be given to Optionee if his Options were vested on such date), all of the Options shall become vested as of the date preceding such notice, and Optionee shall have the exercise rights specified in Section 13(d) with respect to all outstanding Options.

3. TERMINATION OF OPTIONS. The Options and Optionee's right to exercise the Options shall terminate on the expiration of seven (7) years from the date hereof, unless terminated earlier pursuant to Section 4 hereof or the Plan (including, without limitation, Section 13(b) of the Plan).

4. EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH.

         (a) If the Company terminates Optionee's employment for Cause (as defined in Section 4(a) of the Employment Agreement), or Optionee resigns for other than Good Reason or Special Resignation pursuant to Section 4(e) or 4(f) of the Employment Agreement, Optionee's right to exercise any outstanding Options shall terminate immediately upon his termination of employment.

         (b) If Optionee's employment terminates during the term of the Employment Agreement pursuant to Section 4(b), (c), (d), (e), or (f), Optionee (or, Optionee's estate, in case of his death) may exercise any or all of his out standing vested Options at any time before the earlier of (i) the first anniversary of his termination of employment or (ii) the date on which his right to exercise such vested Options would have terminated if he had not terminated employment.

         (c) If Optionee's employment terminates for a reason other than as provided in Subsection (a) or (b) above, Optionee (or his estate, in case of his death) may exercise any or all of his outstanding vested Options at any time before the earlier of (i) 90 days after his termination of employment date or
(ii) the date on which his right to exercise such vested Options would have terminated if he had not terminated employment.

5. TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP. The termination of Optionee's employment shall not accelerate the vesting of the Options. The Options may be exercised only with respect to that number of Shares which could have been exercised under the Options had such Options been exercised by Optionee on the date of such termination (for a termination other than Cause) and only for the limited period of time set forth in Section 4.

6. DEATH OF OPTIONEE: NO ASSIGNMENT. The rights of Optionee under this Agreement may not be assigned or transferred except by will, by the laws of descent or distribution, and may be exercised during the lifetime of Optionee only by such Optionee; provided, however, that in the event of disability (within the meaning of Section 22(e)(3) of the Code) of Optionee, Optionee's designee or legal representative may exercise the Options on behalf of Optionee (provided the Options would have been exercisable by Optionee) until the right to exercise the Options otherwise expires. Any attempt to sell, pledge, assign, hypothecate, transfer, or otherwise dispose of the Options in contravention of this Agreement or the Plan shall be void. If Optionee should die while Optionee is engaged in an employment relationship with the Company or within 90 days after termination of such relationship, and provided Optionee's rights hereunder shall have vested, in whole or in part, pursuant to Section 2 hereof, Optionee's designee, legal representative, or legatee, the successor trustee of Optionee's inter vivos trust or the person who acquired the right to exercise the Options by reason of the death of Optionee (individually, a "Successor") shall succeed to Optionee's rights under this Agreement. After the death of Optionee, only a Successor may exercise the Options.

7. EXERCISE OF OPTIONS. No Option granted under this Agreement shall be exercisable until and except to the extent that it has vested. On or after the vesting of the Options in accordance with Section 2 hereof and until termination of the Options in accordance with this Agreement and the Plan, the Options may be exercised by Optionee (or such other person specified in Section 6 hereof) to the extent exercisable as determined under Section 2 hereof, upon delivery of the following to the Company at its principal executive offices:

         (a) a written notice of exercise which identifies this Agreement, the type of Option to be exercised, and states the number of Shares to be purchased;

         (b) a check, cash or any combination thereof in the amount of the aggregate Purchase Price (or pay ment of the aggregate Purchase Price in such other form of lawful consideration as the Committee may approve from time to time under the provisions of Section 7 of the Plan);

         (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's with holding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by Optionee in connection with the exercise, in whole or in part, of the Options (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other income paid to Optionee by the Company, provided, however, such arrangements must satisfy the requirements of all applicable tax laws);

         (d) any written representations and/or undertakings, in such form and substance as the Company may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements; and

         (e) such further acts as may be necessary to register Optionee as a shareholder of the Company. Fractional share interests shall be disregarded, but may be cumulated. No fewer than 100 Options may be exercised at any one time, unless the number is the total number of Options exercisable at the time.

8. CONTINUANCE OF EMPLOYMENT REQUIRED; NO EMPLOYMENT COMMITMENT. The vesting schedule requires continued employment through each applicable vesting date as a condition to the vesting of the applicable installment of the Options and the rights and benefits under this Agreement. Partial employment, even if substantial, during any vesting period will not entitle Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment as provided in Section 3 above or under the Plan.

9. NO RIGHTS AS A STOCKHOLDER. Neither Optionee nor any other person entitled to exercise any Option shall have any of the rights or privileges of a stockholder of the Company as to any shares of Common Stock until the issuance and delivery to him or her of a certificate evidencing the shares registered in his or her name. No adjustment will be made for dividends or other rights as to a stockholder for which a record date is prior to such date of delivery.

10. THE PLAN. The Options and all rights of Optionee thereunder and/or hereunder are subject to, and Optionee agrees to be bound by, all of the terms and conditions of the Plan, which are incorporated herein by this reference, and apply to the same extent as if the Options had been issued pursuant to the Plan; provided, however, the limitation in Section 5(b) of the Plan on the number of options that may be granted in any calendar year to an individual shall not apply. Unless otherwise expressly provided in these terms and conditions, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any additional rights in Optionee not expressly set forth in this Agreement or in a written amendment hereto signed by the Company. If there is any conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern; provided, however, notwithstanding any provision of the Plan to the contrary, including the final sentence of Section 8.1 thereof, any determination of whether Optionee's employment has terminated and the section of Optionee's Employment Agreement pursuant to which such termination occurs shall be made pursuant to the terms of the Employment Agreement without regard to the Plan or this Option Agreement. Optionee acknowledges receipt of a complete copy of the Plan and agrees to be bound by its terms. Optionee acknowledges reading and understanding the Plan.

         (a) FURTHER ASSURANCES. Each party hereto agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the intent of this Agreement.

         (b) NOTICES. Except as otherwise provided herein, all notices, requests, demands and other communica- tions under this Agreement shall be in writing, and if by telegram or telecopy, shall be deemed to have been validly served, given or delivered when sent, or if by personal delivery or messenger or courier service, or by registered or certified mail, shall be deemed to have been validly served, given or delivered upon actual delivery, at the following addresses, telephone and facsimile numbers (or such other address(es), telephone and facsimile numbers a party may designate for itself by like notice):

If to Optionee:

         To the Optionee's most recent address or telecopy number reflected on the Company's records.

If to the Company:

         Galyan's Trading Company, Inc.
         One Galyans Parkway
         Plainfield, IN 46168
         Attn:  General Counsel
         Telecopy:  (317) 532-0269

         With a copy to:

         Norman S. Matthews
         650 Madison Ave., 23rd Floor
         New York, NY  10022

         (c) AMENDMENTS. This Agreement may be amended only by a written agreement executed by both of the parties hereto. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

         (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without regard to conflict of law principles thereunder.

         (e) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, relating hereto.

         (f) HEADINGS. Introductory headings at the beginning of each section and subsection of this Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such section and subsection of this Agreement.

         (g) COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which, when taken together, shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the date first above written.



THE COMPANY:                                  OPTIONEE:

Galyan's Trading Company, Inc.
an Indiana corporation


By:________________________________           ________________________________
    Norman S. Matthews,                       Edwin J. Holman
    Chairman of the Board


REV. 3/16/04

                                   APPENDIX E

                         2004 RESTRICTED STOCK AGREEMENT

         This 2004 Restricted Stock Agreement is entered into between Galyan's Trading Company, Inc., an Indiana corporation ("Company"), and Edwin J. Holman ("Employee"), effective as of March 1, 2004.

                                   BACKGROUND

         A. Company and Employee are parties to an Amended Employment Agreement, dated August 29, 2003 ("Employment Agreement").

         B. Company desires to grant Employee 50,000 shares of unregistered common stock of Company, effective as of the date hereof, subject to the conditions set forth in this 2004 Restricted Stock Agreement and subject to approval by Company's shareholders at Company's next annual meeting scheduled for May 21, 2004 (the "Annual Meeting").

         In consideration of the premises, Company and Employee agree as follows:

                                    AGREEMENT

         1. Subject only to approval by Company's shareholders at the Annual Meeting, Company grants Employee 50,000 shares of unregistered common stock of Company, effective as of March 1, 2004, which shares ("2004 Restricted Shares") shall be subject to the restrictions specified in this 2004 Restricted Stock Agreement. Company agrees to endeavor to register the 2004 Restricted Shares within a reasonable time after the grant date specified in the preceding sentence.

         2. Until such time as the 2004 Restricted Shares become vested, Employee shall not have any right to sell, transfer, pledge, hypothecate, or otherwise dispose of the 2004 Restricted Shares. Employee represents and warrants to Company that he shall not sell, transfer, pledge, hypothecate, or otherwise dispose of the 2004 Restricted Shares in violation of applicable securities laws or the provisions of this 2004 Restricted Stock Agreement. Except as expressly provided in this 2004 Restricted Stock Agreement, all non-vested 2004 Restricted Shares shall be forfeited upon Employee's termination of employment.

         3. The 2004 Restricted Share shall vest as follows:

            (a) Unless vesting of the 2004 Restricted Shares is accelerated pursuant to Subsections (b) or (c) below, one-third of the 2004 Restricted Shares shall become vested on each of the first three anniversaries of the date hereof, provided Employee is employed on such anniversary date.

            (b) If Employee's employment terminates under the circumstances covered by Section 5(b) or (c) of the Employment Agreement, all 2004 Restricted Shares granted to Employee shall become fully vested (to the extent not already vested) upon Employee's termination of employment.

            (c) If Employee's employment terminates pursuant to Section 4(c) or 4(d) of the Employment Agreement, all 2004 Restricted Shares granted to Employee shall become fully vested (to the extent not already vested) upon Employee's termination of employment.

            (d) If a Change in Control (as defined in Section 7 of the Employment Agreement occurs, all 2004 Restricted Shares granted to Employee shall become fully vested (to the extent not already vested), effective as of the date on which such Change in Control occurs.

         4. Employee represents and warrants to Company that he is acquiring the 2004 Restricted Shares for his own account for investment and not with a view to or for resale in connection with any distribution of the 2004 Restricted Shares and that he has no present intention of distributing or reselling the 2004 Restricted Shares. Employee acknowledges that the certificate or certificates representing the 2004 Restricted Shares shall bear an appropriate legend relating to restrictions on transfer.

         IN WITNESS WHEREOF, Company and Employee have executed this Agreement, effective as of the date specified in the first paragraph hereof.

EMPLOYEE                                  GALYAN'S TRADING COMPANY, INC.


________________________________          By:________________________________
Edwin J. Holman                                Norman S. Matthews
                                               Chairman of the Board

--------------------------------          ----------------------------------
(Date)                                    (Date)

                                   APPENDIX F
                         GALYAN'S TRADING COMPANY, INC.
                             1999 STOCK OPTION PLAN
                               (2004 RESTATEMENT)

                         -------------------------------

                                    ARTICLE I
                             RESTATEMENT AND PURPOSE

         SECTION 1.1. RESTATEMENT OF PLAN. Galyan's Trading Company, Inc., an Indiana corporation ("Company"), first adopted the Galyan's Trading Company, Inc. 1999 Stock Option Plan ("Plan"), effective October 15, 1999. This document sets out the terms of the Plan, as restated effective May 21, 2004, which restatement was approved by the Company's shareholders at their annual meeting on May 21, 2004. The terms of the Plan, as restated herein, shall not affect any Awards granted before the effective date of this restatement.

         SECTION 1.2. DESCRIPTION OF PLAN. The Plan is designed to promote the interests of the Company and its shareholders by providing a means by which the Board of Directors may award stock-based incentives to designated employees, directors, officers, and/or consultants of the Company and Subsidiaries ("Participants") who are expected to contribute materially to the success of the Company. The Plan permits the Board to grant Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, and Stock Appreciation Rights, all as provided herein.

         SECTION 1.3. PURPOSE OF PLAN. The purpose of the Plan is to further the growth, development, and financial success of the Company by providing for stock-based incentives to Participants that align the Participants' interests more closely with those of the Company's shareholders. The Company believes that the Plan will assist it in its efforts to attract and retain quality key employees and service providers.

                                   ARTICLE II
                      DEFINITIONS AND RULES OF CONSTRUCTION

         SECTION 2.1. DEFINITIONS. When capitalized in this Plan, the following terms shall have the meanings specified below, unless the context otherwise requires:

            (a) "Award" means a grant made to a Participant pursuant to Article VI.

            (b) "Award Agreement" means a written instrument between the Company and a Participant evidencing an Award and prescribing the terms, conditions, and restrictions applicable to the Award.

            (c) "Board of Directors" or "Board" means the Company's Board of Directors, as constituted from time to time.

            (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (e) "Committee" means the committee described in Section 3.1; provided however, to the extent that the Board has not designated a Committee, "Committee" means the "Board."

            (f) "Company" means Galyan's Trading Company, Inc.

            (g) "Employee" means any individual employed by the Company or a Subsidiary, including an employee who is a member of the Board or the board of directors of a Subsidiary.

            (h) "Exercise Price" means the price, if any, required to be paid to the Company upon the exercise of an Award.

            (i) "Fair Market Value" means, with respect to a Share on any date,
         (i) if the Shares are listed or admitted to trade on a national securities exchange, the closing price of a Share on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the Shares are listed or admitted to trade on such date, or, if there is no trading of the Shares on such date (or if the market has not closed at the applicable time), then the closing price of a Share as quoted on such Composite Tape on the next preceding date on which there was trading in Shares; (ii) if the Shares are not listed or admitted to trade on a national securities exchange, the last price for a Share on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization, if the NASD is no longer reporting such information; (iii) if the Shares are not listed or admitted to trade on a national securities exchange and are not reported on the National Market Reporting System, the mean between the bid and asked price for a Share on such date, as furnished by the NASD or a similar organization; or (iv) if the Shares are not listed or admitted to trade on a national securities exchange, are not reported on the National Market Reporting System, and if bid and asked prices for the Shares are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of the Plan.

            (j) "Incentive Stock Option" means a stock option that satisfies the requirements of Code Section 422.

            (k) "Non-Qualified Stock Option" means a stock option that does not satisfy the requirements of Code Section 422.

            (l) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the Plan.

            (m) "Participant" means any person to whom an Award has been granted under the Plan, provided, however, a Participant shall cease to be such at such time as all Awards granted to him under the Plan have been exercised and/or forfeited.

            (n) "Plan" means the Galyan's Trading Company, Inc. 1999 Stock Option Plan, as set out in this document, as amended from time to time.

            (o) "Restricted Stock" means an Award of Shares that, at the time of grant, are nontransferable and are subject to a substantial risk of forfeiture.

            (p) "Rule 16b-3" means Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

            (q) "Share" means a share of the Company's no-par value common stock.

            (r) "Stock Appreciation Right" or "SAR" has the meaning given to it in Section 6.2(a).

            (s) "Subsidiary" means any company (other than the Company) that is a "subsidiary corporation" within the meaning of Code Section 424.

         SECTION 2.2. RULES OF CONSTRUCTION. The following rules shall apply in construing the Plan and any Award Agreement:

            (a) This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of Indiana without regard to conflicts of law principles.

            (b) If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining pro visions of the Plan shall continue in effect, provided that the essential economic terms of the Plan and any Award can still be enforced.

            (c) Captions and headings are used solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction of the Plan or any provision thereof.

            (d) Reference to any provision of the Code or other law shall be deemed to include a reference to the successor of such provision.

            (e) The Plan and the Awards are intended to comply with and shall be construed to effect compliance with, the exemptions under Rule 16b-3, in the case of Participants who are subject to Section 16 of the Securities Exchange Act of 1934; provided, however, the Company shall have no liability to any Participant for Section 16 consequences of an Award.

            (f) It is intended that Awards granted with an Exercise Price not less than Fair Market Value on the date of grant shall qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Code Section 162(m), and the Plan and the Awards shall be construed accordingly.

                                   ARTICLE III
                                 ADMINISTRATION

         SECTION 3.1. COMMITTEE. Except as otherwise provided herein, the Plan shall be administered by the Board or, at the Board's option, by a compensation committee thereof to which the Board has duly delegated the administration of the Plan. The Committee shall consist solely of two or more non-employee directors (within the meaning of Rule 16b-3) who are "outside directors" for purposes of Code Section 162(m) and the regulations thereunder. Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

         SECTION 3.2. POWERS OF COMMITTEE. Subject to the express provisions of the Plan and any express limitations on its delegated authority, the Committee is authorized and empowered to administer the Plan and to (i) designate those person who are Participants; (ii) grant Awards; (iii) determine effective date of each Award, the number of Shares subject to the Award, and the other terms and conditions of the Award, which terms and conditions need not be same for each Award; (iv) interpret the Plan; (v) determine the Fair Market Value of the Shares; (vi) accelerate the time during which an Award may be exercised, either in accordance with Section 6.8 or otherwise, in each case notwithstanding the provisions of the Award Agreement stating the time during which the Award may be exercised; (vii) prescribe, amend, and rescind rules relating to the Plan;

(viii) authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee; (ix) determine the rights and obligations of Participants under the Plan; and (x) make all other determinations deemed necessary or advisable for the administration of the Plan.

         SECTION 3.3. BINDING DETERMINATIONS. Any action taken by, or inaction of, the Company, the Board, or the Committee relating or pursuant to the Plan (including, without limitation, any determination of Fair Market Value) shall be within the sole discretion of that entity or body and shall be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their sole discretion in matters within their authority related to the Plan.

         SECTION 3.4. RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under the Plan, the Committee or the Board, as the case may be, may obtain and rely upon the advice of experts, including employees of and professional advisors to the Company.

         SECTION 3.5. DELEGATION. The Committee may delegate ministerial non-discretionary functions to one or more Company officers or employees.

         SECTION 3.6. NO LIABILITY. No director, officer, or agent of the Company shall be liable for any action, omission, or decision under the Plan that is taken, made, or omitted in good faith.

                                   ARTICLE IV
                                   ELIGIBILITY

         The Committee shall, from time to time, designate those persons eligible to receive Awards under the Plan from among the key employees, directors, officers, and/or consultants of the Company or any Subsidiary. The Committee may grant more than one Award to any Participant.

                                    ARTICLE V
                            SHARES SUBJECT TO AWARDS

         SECTION 5.1. SHARES AVAILABLE. The only shares subject to Awards shall be the Company's authorized, but unissued, or reacquired Shares.

         SECTION 5.2. AGGREGATE SHARE LIMIT. The aggregate number of Shares with respect to which Awards may be granted shall be the sum of the following:

         (a) two million (2,000,000); plus

         (b) effective May 29, 2002, an additional 511,181 Shares; plus

         (c) effective May 29, 2003, an additional 513,576 Shares; plus

         (d) effective May 29, 2004, an additional 520,871 Shares.

Upon the expiration or termination, in whole or in part, for any reason of an outstanding Award or any portion thereof that shall not have vested or shall not have been exercised in full, or upon forfeiture of any Share of Restricted Stock, or upon the surrender of Shares as payment for an Option, any Shares subject to the Award that have not been acquired by the Participant or that are forfeited by the Participant shall again become available for the granting of additional Awards.

         SECTION 5.3. LIMITATION APPLICABLE TO SPECIFIC AWARDS. The maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan is 1,000,000. The only limitations on the number of Shares available for Non-Qualified Stock Options, Stock Appreciation Rights, and Restricted Stock Awards shall be those specified in Sections 5.2 and 5.4.

         SECTION 5.4. ANNUAL LIMITATIONS ON AWARDS TO ANY PARTICIPANT.

            (a) The maximum number of Shares subject to all Awards granted in any calendar year to a Participant shall be limited to 250,000.

            (b) The maximum number of Shares subject to Restricted Stock Awards granted in any calendar year to a Participant shall not exceed 100,000.

         SECTION 5.5. ADJUSTMENTS UPON RECAPITALIZATION OR REORGANIZATION. Subject to Section 6.5, if the outstanding Shares are changed into, or exchanged for, a different number or kind of shares or securities of the Company through any capital reorganization or reclassification, or if the number of outstanding Shares is changed through a stock split or stock dividend, an appropriate adjustment shall be made by the Committee in the number, kind, and/or Exercise Price with respect to Shares as to which Awards may be granted under the Plan. A corresponding adjustment shall likewise be made in the number, kind, and/or Exercise Price for Shares with respect to which there are unexercised outstanding Awards. Any such adjustment in an outstanding Award, however, shall be made without change in the total price applicable to the unexercised portion of the Award but with a corresponding adjustment in the price for each Share covered by the Award. In making such adjustments, or in determining that no such adjustments are necessary, the Committee may rely upon the advice of counsel and accountants to the Company, and the good faith determination of the Committee shall be final, conclusive, and binding. No fractional shares of stock shall be issued or issuable under the Plan on account of any such adjustment.

                                   ARTICLE VI
                                     AWARDS

         SECTION 6.1. GRANT OF AWARDS. Awards authorized under this Article VI may be granted pursuant to another incentive program that incorporates by reference the terms and conditions of this Plan. Awards may be granted singly or in combination or tandem with other Awards. Awards may also be granted in replacement of, or as substitution for, other awards granted by the Company, whether or not such other awards were granted under this Plan. Without limiting the foregoing, if a Participant pays all or part of the Exercise Price or taxes associated with an Award by the transfer of Shares or the surrender of all or part of an Award (including the Award being exercised), the Committee may, in its discretion, grant a new Award to replace the Shares that were transferred or the Award that was surrendered. The Company may assume awards granted by an organization acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

         SECTION 6.2. TYPES OF AWARDS. Awards may include, but are not limited to, the following:

            (a) STOCK APPRECIATION RIGHT (SAR) - A right to receive a payment, in cash or Shares, equal to the excess of (A) the Fair Market Value of a specified number of Shares on the date the right is exercised over
         (B) the Fair Market Value on the date the right is granted, all as determined by the Committee. The right may be conditioned upon the occurrence of certain events, such as a change in control, or may be unconditional, as determined by the Committee.

            (b) RESTRICTED STOCK AWARD - An Award that is made in Restricted Stock. All or part of any Restricted Stock Award may be subject to conditions, restrictions, and risks of forfeiture, as and to the extent established by the Committee.

            (c) OPTION - A right to purchase a specified number of Shares, during a specified period and at a specified exercise price, all as determined by the Committee. An Option may be an Incentive Stock Option or a Non-Qualified Stock Option. In addition to the terms, conditions, vesting periods, and restrictions established by the Committee in the Award Agreement, Incentive Stock Options must comply with the requirements of Code Section 422, Section 6.4, and this Article VI.

         SECTION 6.3. TERMS AND CONDITIONS OF AWARDS; AGREEMENTS. Awards granted under the Plan shall be evidenced by a written agreement ("Award Agreement") executed by the Company and the Participant, which shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

            (a) GRANT AND NOTICE OF AWARD. The date of an Award grant shall, for all purposes, be the date on which the Board makes the determination granting such an Award. Notice of the determination shall be given to each Participant to whom an Award is granted within a reasonable time after the date of grant. The grant of an Award shall not obligate the Participant to exercise it.

            (b) NUMBER OF SHARES. The Award Agreement shall state, as appropriate, the type and total number of Shares (i) granted as Restricted Stock, (ii) with respect to which Stock Appreciation Rights are granted, and/or (iii) with respect to which Options are granted.

            (c) EXERCISE PRICE. The Award Agreement shall state, as applicable, the Exercise Price per share of the Shares with respect to which Options are issued and the Fair Market Value of Shares with respect to which Stock Appreciation Rights are issued. The Exercise Price shall be determined by the Committee. For Incentive Stock Options, the Exercise Price shall satisfy the requirements of the Section 6.4 and the provisions of the Code applicable to incentive stock options.

            (d) EXERCISE AND PAYMENT OF EXERCISE PRICE. Once vested, an Award may be exercised by the Participant by (i) giving written notice to the Company specifying the number of Shares to be purchased and accompanied by payment of the full Exercise Price therefor in cash, by check, or in such other form of lawful consideration as the Committee may approve, including without limitation and in the sole discretion of the Committee, the transfer by the Participant to the Company of outstanding Shares held by the Participant in a manner intended to comply with the provisions of Rule 16b-3, if applicable, and (ii) satisfying any other requirements set forth herein (including, without limitation, the tax withholding requirements of Article VII) or in the applicable Award Agreements. Any Shares delivered by the Participant in connection with the exercise of an Award must have been owned by the Participant for at least six months as of the date of delivery. Shares used to satisfy the Exercise Price of an Award shall be valued at their Fair Market Value on the date of exercise.

            (e) RESTRICTIONS ON GRANTS. Notwithstanding any other provisions set forth herein or in an Award Agreement, no Award may be granted under the Plan after October 14, 2009, which is ten years after the initial adoption of the Plan.

            (f) VESTING OF AWARDS. Awards shall vest based on longevity of service and/or other schedules established by the Committee, as set forth in each Award Agreement. The Committee may grant Awards that are fully vested and exercisable at grant.

            (g) DEFERRAL OF AWARDS. With the approval of the Committee, the delivery of Shares, cash, or any combination thereof subject to an Award may be deferred, either in the form of installments or a single future delivery. The Committee may also permit selected Participants to defer the payment of some or all of their Awards, as well as other compensation, in accordance with procedures established by the Committee to assure that the recognition of taxable income is deferred under the Code. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments.

            (h) ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES LAWS. The Company may postpone the issuance and delivery of certificates representing Shares until (i) the admission of such Shares to listing on any stock exchange on which Shares are then listed and (ii) the completion of such registration or other qualification of Shares under any state or federal law, rule, or regulation as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use its best efforts to complete; provided, however, a person purchasing or otherwise receiving Shares pursuant to the Plan has no right to require the Company to register the Shares under federal or state securities laws at any time. Any person purchasing or otherwise receiving Shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or non-existence with respect to such Shares of an effective registration under the Securities Act of 1933, as amended, or any similar state statute, to issue the Shares in compliance with the provisions of those or any comparable acts.

         SECTION 6.4. ADDITIONAL LIMITATIONS APPLICABLE TO INCENTIVE STOCK OPTIONS.

            (a) GENERAL. To the extent that any Award granted pursuant to this Plan contains an Incentive Stock Option, the limitations and conditions of this Section shall apply to such Incentive Stock Option and the Award Agreement relating thereto in addition to the terms and conditions otherwise specified by the Plan and the Award Agreement.

            (b) PRICE. The price of an Incentive Stock Option shall be an amount per share not less than the Fair Market Value per share of the Shares on the date of granting of the option. In the case of Incentive Stock Options granted to an employee of the Company who is a 10% shareholder, the option price shall be an amount per share not less than one hundred ten percent (110%) of the Fair Market Value per share of the Shares on the date of the granting of the Incentive Stock Option.

            (c) EXERCISE PERIOD. Unless terminated earlier pursuant to other terms and provisions of the Award Agreement, the term of each Incentive Stock Option shall expire within the period prescribed in the agreement relating thereto, which shall not be more than five years from the date the Incentive Stock Option is granted, if the Participant is a 10% shareholder (as defined in Code Section 422(b)(6)), and not more than seven years from the date the Incentive Stock Option is granted, if the Participant is not a 10% shareholder (as defined in Code Section 422(b)(6)).

            (d) LIMITATION ON GRANTS. No Incentive Stock Option shall be granted under this Plan after October 14, 2009.

            (e) LIMITATION ON TRANSFERABILITY. No Incentive Stock Option shall be assignable or transferable except by will or under the laws of descent and distribution. During the lifetime of a Participant, an Incentive Stock Option shall be exercisable only by the Participant and may not be transferred or assigned.

            (f) MAXIMUM EXERCISE RULE. The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under this Plan and any other incentive stock option plan (within the meaning of Code
         Section 422) of the Company or any parent or subsidiary corporation of the Company shall not exceed $100,000.

            (g) OTHER CODE LIMITS. Incentive Stock Options may be granted only to employees of the Company (or a Subsidiary) that satisfy the other eligibility requirements of the Code. There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required for the Option be an "incentive stock option" within the meaning of Code Section 422.

         SECTION 6.5. TERMINATION OF AWARDS.

            (a) Each Award granted under the Plan shall set forth a termination date, which shall be not later than seven years from the date of grant, subject to earlier termination as set forth in Section 6.5 or 6.8, or as otherwise set forth in the Award Agreement.

            (b) The Committee shall establish the effect of a termination of employment or service on the rights and benefits under each Award and in so doing may make distinctions based upon, among other factors, the cause of termination and type of Award. A Participant's termination of employment, or termination of service as a director or consultant, shall not, unless otherwise expressly provided by the Committee, accelerate or otherwise increase the number of Shares subject to an Award. Following such termination of employment or service, an Award may be exercised only in accordance with the applicable Award Agreement and, unless otherwise expressly provided by the Committee, only with respect to that number of Shares for which the Award could have been exercised by the Participant on the date of such termination.

            (c) The Committee may cancel any unexpired, unpaid, or deferred Awards at any time, if the Participant is not in compliance with all applicable provisions of this Plan or with any Award Agreement or if the Participant, whether or not he or she is currently employed by the Company, engages in any of the following activities without the prior written consent of the Company:

                  (1) Directly or indirectly renders services to or for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company.

                  (2) Discloses to anyone outside of the Company, or uses for any purpose other than the Company's business, any confidential or proprietary information or material relating to the Company, whether acquired by the Participant during or after employment with the Company.

         The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and of any Award Agreement and has not engaged in any activities referred to in clauses (1) and (2) above.

            (d) Subject to Section 6.8, (i) upon the dissolution, liquidation, or sale of all or substantially all of the business, properties, and assets of the Company, (ii) upon any reorganization, merger, consolidation, sale, or exchange of securities in which the Company does not survive, (iii) upon any sale, reorganization, merger, consolidation, or exchange of securities in which the Company does survive and any of the Company's shareholders have the opportunity to receive cash, securities of another corporation, partnership, or limited liability company and/or other property in exchange for their capital stock of the Company, or (iv) upon any acquisition by any person or group (as defined in Section 13d of the Exchange Act) of beneficial ownership of more than 50% of the then outstanding Shares (each of the events described in clauses (i), (ii), (iii) or (iv) is referred to herein as an "Extraordinary Event"), the Plan and each outstanding Award shall terminate, subject to any provision that has been made by the Committee through a plan of reorganization or otherwise for the substitution, assumption, settlement, or other continuation of the Awards. If Awards are to terminate (with no substitution, assumption, settlement, or other continuation) in such circumstances, each Participant shall have the right, by giving notice at least ten days before the effective date of the Extraordinary Event ("Effective Date"), to exercise on or before the Effective Date, in whole or in part, any unexpired Award issued to the Participant, to the extent that the Award is vested and exercisable as of the Effective Date.

         SECTION 6.6. RIGHTS AS A SHAREHOLDER. Unless otherwise provided by the Board of Directors or the Committee, a Participant shall have rights as a shareholder with respect to Shares covered by an Award, including voting rights or rights to dividends, only upon the date of issuance of a certificate to him and, if payment is required, only after payment if full has been made for such Shares.

         SECTION 6.7. LIMITS ON EXERCISE AND TRANSFER.

            (a) Except as expressly provided in (or pursuant to) Subsection (b) by applicable law or by the Award Agreement, as the same may be amended:

                  (1) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance, or charge;

                  (2)   Awards must be exercised only by the Participant; and

                  (3) amounts payable or shares issuable pursuant to an Award must be delivered only to (or for the account of) the Participant.

         In addition, the Shares shall be subject to the restrictions imposed in the applicable Award Agreement.

         (b) The exercise and transfer restrictions in Subsection (a) shall not apply to:

                  (1)   transfers to the Company;

                  (2) the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; or

                  (3) if the Participant has suffered a disability, transfers or exercises on behalf of the Participant by the Participant's duly authorized legal representative in accordance with the applicable Award Agreement.

         SECTION 6.8. ACCELERATION OF AWARDS.

            (a) Notwithstanding the provisions of Article VI or any provision to the contrary contained in a particular Award Agreement, the Committee, in its sole discretion, may accelerate the vesting and exercisability of all or any portion of any Award then outstanding. The decision by the Committee to accelerate an Award or to decline to accelerate an Award shall be final. In the event of the acceleration of the exercisability of Awards as the result of a decision by the Committee pursuant to this Section, each outstanding Award so accelerated shall be exercisable for a period from and after the date of such acceleration and upon such other terms and conditions as the Committee may determine in its sole discretion, provided that such terms and conditions (other than terms and conditions relating solely to the acceleration of exercisability and the related termination of an Award) may not materially adversely affect the rights of any Participant without the consent of that Participant. Any outstanding Award that has not been exercised by the holder at the end of such period shall terminate automatically at that time.

            (b) If the vesting of an Award has been accelerated in anticipation of an event, and the Committee or the Board later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

            (c) Any discretion with respect to the events addressed in Section
         6.5 or this Section shall be limited to the extent required by applicable accounting requirements in the case of a transaction intended to be accounted for as a pooling of interests transaction.

         SECTION 6.9. SUBSTITUTE AWARDS. If the Company at any time should succeed to the business of another entity through a merger, consolidation, corporate reorganization or exchange, or through the acquisition of stock or assets of such entity or its subsidiaries or otherwise, Awards may be granted under the Plan to option holders of such entity or its subsidiaries, in substitution for options to purchase Shares in such entity held by them at the time of succession. The Committee, in its sole and absolute discretion, shall determine the extent to which such substitute Awards shall be granted (if at all), the person or persons to receive such substitute Awards (who need not be all option holders of such entity), the number of Awards to be received by each such person, the exercise price of such Award and the other terms and conditions of such substitute Awards.


                                   ARTICLE VII
                              WITHHOLDING OF TAXES

         The Company (or a Subsidiary) may deduct and withhold from the wages, salary, bonus, and other income paid by the Company (or Subsidiary) to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Award, the lapse of restrictions with respect to Restricted Stock, or the sale of the Shares issued to the Participant upon the exercise of an Award, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's (or Subsidiary's) concurrent or next payment of wages, salary, bonus, or other income to the Participant or by payment to the Company by the Participant of the required withholding tax, as the Committee may determine; provided, however, that, in the sole discretion of the Committee, the Participant may pay such tax by reducing the number of Shares or amount of cash issued upon exercise of an Award (for which purpose such Shares shall be valued at Fair Market Value at the time of exercise). Notwithstanding the foregoing, the Company shall not be obligated to issue certificates representing the Shares to be acquired through the exercise of an Award, if the Participant fails to provide the Company with adequate assurance that the Participant will pay such amounts to the Company as required herein. Participants shall notify the Company in writing of any amounts included as income in the Participants' federal income tax returns in connection with an Award. Any Shares or cash withheld by the Company to satisfy a Participant's withholding tax obligation in connection with an Award shall not exceed the number of Shares or amount of cash necessary to satisfy the minimum required levels of withholding under applicable law.

                                  ARTICLE VIII
                              COMPLIANCE WITH LAWS

         SECTION 8.1. GENERAL. The Plan, the granting and vesting of Awards under the Plan, the offer, issuance, and delivery of the Shares, and the payment of money under the Plan or under Awards are subject to compliance with all applicable federal and state laws, rules, and regulations (including but not limited to state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. In addition, any securities delivered under the Plan may be subject to any special restrictions that the Committee may require to preserve a pooling of interests under generally accepted accounting principles. A person acquiring any securities under the Plan shall, if requested by the Company, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

         SECTION 8.2. COMPLIANCE WITH SECURITIES LAWS. No Participant shall sell, pledge, or otherwise transfer Shares acquired pursuant to an Award or any interest in such Shares except in accordance with the express terms of the Plan and the applicable Award Agreement. Any attempted transfer in violation of this Section shall be void and of no effect. Without in any way limiting the provisions set forth above, no Participant shall make any disposition of all or any portion of Shares acquired or to be acquired pursuant to an Award, except in compliance with all applicable federal and state securities laws. Notwithstanding anything else herein to the contrary, the Company has no obligation to register the Shares or file any registration statement under either federal or state securities laws.

                                   ARTICLE IX
                    EFFECTIVENESS AND TERMINATION OF THE PLAN

         The Plan was originally effective on October 15, 1999, and this restatement of the Plan is effective May 21, 2004. The Plan shall terminate at the close of business on October 14, 2009, the tenth anniversary of its effective date; provided, however, the Board may, in its sole discretion, terminate the Plan at any prior time. Subject to Section 6.5 and 6.8, no such termination shall in any way affect any Award then outstanding or the Committee's authority hereunder with respect to such Award.

                                    ARTICLE X
                                AMENDMENT OF PLAN

         Subject to Article VI, the Committee may make such amendments to the Plan and/or an Award Agreement as it shall deem advisable; provided, however, except as permitted by Article VI, no amendment shall materially adversely affect any Award then outstanding without the written consent of the affected Participant. Adjustments contemplated by Section 5.5 shall not be deemed to be amendments for purposes of the foregoing. Shareholder approval for any amendment shall be required only to the extent required under applicable law, including Code Section 162(m) and Code Section 422 and other provisions of the Code applicable to incentive stock options, or to the extent deemed necessary or advisable by the Board.

                                   ARTICLE XI
               LEAVES OF ABSENCE; OTHER TERMINATION OF EMPLOYMENT
                              OR SERVICE PROVISIONS

         If a Participant is not an employee or director and provides services as a consultant to the Company (or a Subsidiary), the Committee shall be the sole judge of whether the Participant continues to render services, unless a contract or Award Agreement otherwise provides. If, in these circumstances, the Company notifies the Participant in writing that a termination of the Participant's services for purposes of the Plan has occurred, then (unless the contract or Award Agreement otherwise expressly provides), the Participant's termination of services for purposes the Plan and his Awards shall be the date which is 10 days after the Company's mailing of the notice or, in the case of a termination for cause, the date of the mailing of the notice. Unless Company policy or the Committee otherwise provides, an employment relationship shall not be considered terminated in the case of (i) sick leave, (ii) military leave, or
(iii) any other leave of absence authorized by the Company or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee on an approved leave of absence, continued vesting of the Participant's Awards while on leave from the employ of the Company may be suspended until the employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Option or Award Agreement. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary, a termination of employment or service shall be deemed to have occurred with respect to each eligible person in respect of the Subsidiary who does not continue as an eligible person in respect of another entity within the Company.

                                   ARTICLE XII
                                 INDEMNIFICATION

         In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee shall be indemnified by the Company to the fullest extent permitted by law against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any act or failure to act under or in connection with the Plan or any Award, and against all amounts paid by them in satisfaction of a judgment in any such action, suit, or proceeding except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Committee member is not entitled to indemnification under applicable law; provided, however, within 60 days after institution of any such action, suit, or proceeding, such Committee member shall in writing offer the Company the opportunity, at the Company's expense, to handle and defend the same, and such Committee member shall cooperate with and assist the Company in the defense of any such action, suit, or proceeding. The Company shall not be obligated to indemnify any Committee member with regard to the settlement of any action, suit, or proceeding to which the Company did not give its prior written consent.

                                  ARTICLE XIII
                    NOT AN EMPLOYMENT OR CONSULTING AGREEMENT

         Nothing contained in the Plan or in any Award Agreement shall confer, intend to confer, or imply any right of employment or right to continued employment by, or rights to a continued relationship with, the Company (or any affiliate) in favor of any Participant or limit the ability of the Company (or any affiliate) to terminate, with or without cause, in its sole and absolute discretion, the employment of any Participant, subject to the terms of any written employment to which a Participant is a party. In addition, nothing contained in the Plan or in any Award Agreement shall preclude any lawful action by the Company or the Board. Status as an eligible person under the Plan shall not be construed as a commitment that any Award will be granted to the eligible person.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         SECTION 14.1. NON-EXCLUSIVITY OF PLAN. Nothing in the Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Shares, under any other plan or independent authority.

         SECTION 14.2. NO RESTRICTION ON CORPORATE POWERS. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

         SECTION 14.3. NO FIDUCIARY DUTIES. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant or other person.